
                                                                EXHIBIT 2.4


                    ACQUISITION AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

           QUADRAMED CORPORATION AND INTERMED ACQUISITION CORPORATION,

                                       AND

              INTERMED HEALTHCARE SYSTEMS INC. AND ITS STOCKHOLDERS

                                      DATED

                                DECEMBER 2, 1996
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                                TABLE OF CONTENTS

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ARTICLE I.                 DEFINITIONS....................................     2

         1.1      "Acquisition Co.".......................................     2
         1.2      "Acquisition Co. Common Stock"..........................     2
         1.3      "Affiliate".............................................     2
         1.4      "Agreement".............................................     2
         1.5      "Certificate of Merger".................................     2
         1.6      "Closing"...............................................     2
         1.7      "Closing Consideration".................................     2
         1.8      "Code"..................................................     2
         1.9      "Company"...............................................     2
         1.10     "Company Common Stock"..................................     2
         1.11     "Company Financial Statements"..........................     2
         1.12     "Contract"..............................................     3
         1.13     "Daily Price"...........................................     3
         1.14     "DGCL"..................................................     3
         1.15     "Effective Date"........................................     3
         1.16     "Employee Benefit Plan(s)"..............................     3
         1.17     "Encumbrances"..........................................     3
         1.18     "Environmental Law".....................................     3
         1.19     "ERISA".................................................     3
         1.20     "Exchange Act"..........................................     3
         1.21     "Fair Market Value".....................................     3
         1.22     "Government Communications".............................     4
         1.23     "Hazardous Substance(s)"................................     4
         1.24     "Intellectual Property".................................     4
         1.25     "IRS"...................................................     4
         1.26     "Knowledge".............................................     4
         1.27     "Licenses"..............................................     4
         1.28     "Material Adverse Effect"...............................     4
         1.29     "Merger"................................................     4
         1.30     "Person"................................................     5
         1.31     "PBGC"..................................................     5
         1.32     "QuadraMed".............................................     5
         1.33     "QuadraMed Common Stock"................................     5
         1.34     "QuadraMed SEC Filings".................................     5
         1.35     "QuadraMed Shares"......................................     5
         1.36     "Real Property".........................................     5
         1.37     "Real Property Leases" .................................     5

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         1.38     "SEC"..............................................................   5
         1.39     "Securities Act"...................................................   5
         1.40     "Stockholder(s)"...................................................   5
         1.41     "Surviving Corporation"............................................   5
         1.42     "Tax(es)"..........................................................   5
         1.43     "Tax Return(s)"....................................................   6

ARTICLE II.                THE MERGER................................................   6

         2.1      The Merger.........................................................   6
         2.2      Execution of Certificate of Merger.................................   6
         2.3      Effect of the Merger...............................................   6
         2.4      Certificate of Incorporation; Bylaws...............................   6
         2.5      Directors..........................................................   6
         2.6      Officers...........................................................   6
         2.7      Closing............................................................   7
         2.8      Tax Consequences...................................................   7
         2.9      Pooling of Interests...............................................   7

ARTICLE III.               STATUS AND CONVERSION OF THE COMPANY SHARES;
                           STATUS OF ACQUISITION CO. SHARES..........................   7

         3.1      Consideration Paid for Company Common Stock and Company Options....   7
         3.2      Acquisition Co. Common Stock.......................................   8
         3.3      Private Placement; Registration Rights.............................   8

ARTICLE IV.                REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                           AND THE STOCKHOLDERS......................................   8

         4.1      Organization and Good Standing of the Company......................   8
         4.2      Certificate of Incorporation and Bylaws............................   9
         4.3      Corporate Minutes..................................................   9
         4.4      Qualification To Do Business.......................................   9
         4.5      Capitalization of the Company......................................   9
         4.6      Ownership of Shares; No Change.....................................   9
         4.7      Subsidiaries and Other Affiliates..................................  10
         4.8      Authority..........................................................  10
         4.9      Company Financial Statements.......................................  11
         4.10     Undisclosed Liabilities............................................  11
         4.11     Absence of Certain Changes.........................................  11
         4.12     Assets.............................................................  13
         4.13     Real Property Matters..............................................  14
         4.14     Intellectual Property..............................................  15

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         4.15     Proprietary Information of Third Parties...........................  15
         4.16     Software...........................................................  16
         4.17     Tax Matters........................................................  17
         4.18     Legal and Regulatory Matters.......................................  19
         4.19     Employees..........................................................  19
         4.20     Billings...........................................................  20
         4.21     Insurance Coverage.................................................  20
         4.22     Non-Assignable Rights..............................................  20
         4.23     Personnel..........................................................  21
         4.24     Employee Benefit Plan(s)...........................................  21
         4.25     Accounts Receivable; Inventories...................................  21
         4.26     Compliance with Environmental Laws.................................  22
         4.27     Bank and Brokerage Accounts........................................  22
         4.28     Contracts..........................................................  22
         4.29     Material Misstatements or Omissions................................  24
         4.30     Broker's Fees......................................................  24
         4.31     Investment Representations of the Stockholders.....................  24

ARTICLE V.                 COVENANTS OF THE COMPANY AND
                           THE STOCKHOLDERS..........................................  25

         5.1      Conduct of Company's Business......................................  25
         5.2      Access and Information.............................................  26
         5.3      Further Efforts....................................................  26
         5.4      Confidentiality....................................................  26
         5.5      Financial Information..............................................  26
         5.6      Subsequent Events..................................................  26
         5.7      Public Announcement................................................  27
         5.8      Exclusive Dealing .................................................  27
         5.9      Restrictions on Transferability of QuadraMed Shares; Compliance
                  with Securities Act................................................  27

ARTICLE VI.                REPRESENTATIONS AND WARRANTIES OF QUADRAMED
                           AND ACQUISITION CO........................................  28

         6.1      Organization and Good Standing.....................................  28
         6.2      Capitalization of QuadraMed and Acquisition Co.....................  28
         6.3      Authority..........................................................  29
         6.4      QuadraMed Shares...................................................  30
         6.5      Legal and Regulatory Matters.......................................  30
         6.6      QuadraMed SEC Filings..............................................  30
         6.7      Broker's Fees......................................................  31


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ARTICLE VII.               COVENANTS OF QUADRAMED AND ACQUISITION CO........  31

         7.1      Further Efforts...........................................  31
         7.2      Confidentiality...........................................  31
         7.3      Public Announcement.......................................  32
         7.4      Benefits for Retained Employees...........................  32

ARTICLE VIII.              GENERAL CONDITIONS PRECEDENT.....................  32

         8.1      No Injunctions............................................  32
         8.2      No Governmental Proceedings...............................  32
         8.3      Governmental Approvals....................................  32

ARTICLE IX.                CONDITIONS PRECEDENT TO QUADRAMED'S AND
                           ACQUISITION CO.'S OBLIGATION TO CLOSE............  33

         9.1      Due Diligence.............................................  33
         9.2      Certificates of the Company and the Stockholders..........  33
         9.3      No Material Adverse Effect................................  33
         9.4      Third Party Consents......................................  33
         9.5      Legal Opinion of the Company's Counsel....................  33
         9.6      Certified Resolutions.....................................  33
         9.7      Letters of Resignation....................................  34
         9.8      Employment Agreements and Non-Compete Agreements..........  34
         9.9      Other Employment Agreements...............................  34
         9.10     Pooling of Interests......................................  34
         9.11     Registrations Rights Agreement............................  34
         9.12     ISSC Licenses.............................................  34
         9.13     Sirrom Capital Releases...................................  34
         9.14     Proceedings Satisfactory to Counsel.......................  34

ARTICLE X.                 CONDITIONS PRECEDENT TO THE COMPANY'S
                           AND THE STOCKHOLDERS' OBLIGATION TO CLOSE........  35

         10.1     Certificates of QuadraMed and Acquisition Co..............  35
         10.2     Certified Resolutions.....................................  35
         10.3     Third Party Consents......................................  35
         10.4     Legal Opinion.............................................  35
         10.5     Closing Consideration.....................................  35
         10.6     Employment Agreement......................................  36
         10.7     Registration Rights Agreement.............................  36
         10.8     Tax Certification.........................................  36
         10.9     Sirrom Repayment..........................................  36
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         10.10    Proceedings Satisfactory to Counsel.......................  36

ARTICLE XI.                SURVIVAL OF REPRESENTATIONS
                           AND INDEMNIFICATIONS.............................  36

         11.1     Survival of Representations...............................  36
         11.2     Indemnification by the Company and the Stockholders.......  37
         11.3     Indemnification by QuadraMed and Acquisition Co...........  38
         11.4     Notice of Third-Party Claims; Assumption of Defense.......  38
         11.5     Settlement or Compromise..................................  39
         11.6     Failure of Indemnifying Party to Act......................  39
         11.7     Procedure for Indemnification.............................  39
         11.8     Certificate of Incorporation..............................  40
         11.9     Exclusivity...............................................  40

ARTICLE XII.               TERMINATION......................................  40

         12.1     Termination...............................................  40
         12.2     Effect of Termination.....................................  41
         12.3     Waiver of Conditions......................................  41
         12.4     Payment of Expenses.......................................  41

ARTICLE XIII.              GENERAL..........................................  42

         13.1     Amendments................................................  42
         13.2     Assignment................................................  42
         13.3     Notices...................................................  42
         13.4     Further Assurances........................................  43
         13.5     Entire Agreement..........................................  43
         13.6     Counterparts; Facsimile...................................  43
         13.7     Governing Law.............................................  43
         13.8     Resolutions of Indemnification Disputes...................  43

EXHIBITS
         Exhibit "A"       Certificate of Merger
         Exhibit "B"       Registration Rights Agreement
         Exhibit "C"       Opinion of Company's Counsel
         Exhibit "D"       Employment Agreement
         Exhibit "E"       Non-Competition and Non-Interference Agreement
         Exhibit "F"       Opinion of QuadraMed and Acquisition Co.'s Counsel
         Exhibit "G"       Escrow Agreement

SCHEDULES
         Schedule 3.1(c)            InterMed Employee Stock Options
         Schedule 4.4               Qualifications To Do Business
         Schedule 4.5               Outstanding Options, Warrants, Etc.
         Schedule 4.6               Ownership of Shares
         Schedule 4.7               Subsidiaries and Other Affiliates
         Schedule 4.9               Company Financial Statements
         Schedule 4.10              Undisclosed Liabilities
         Schedule 4.11              Absence of Certain Changes
         Schedule 4.12(a)           Assets
         Schedule 4.13(a)           Real Property
         Schedule 4.13(b)           Hazardous Substances
         Schedule 4.13(c)           Tenants
         Schedule 4.13(e)           Title to Real Property
         Schedule 4.14              Intellectual Property
         Schedule 4.16              Software
         Schedule 4.17(b)           Threatened or Pending Tax Claims
         Schedule 4.17(c)           Tax Returns
         Schedule 4.17(e)           States for Tax Returns
         Schedule 4.17(g)           Waivers or Consents
         Schedule 4.17(h)           Tax Rulings or Agreements
         Schedule 4.17(i)           Employee Benefit Plans
         Schedule 4.17(j)           Consolidated Tax Returns
         Schedule 4.17(n)           Joint Venture/Partnership Agreements
         Schedule 4.17(o)           Accounting Method Adjustments
         Schedule 4.18              Litigation
         Schedule 4.21              Insurance
         Schedule 4.22              Non-Assignable Rights
         Schedule 4.26              Compliance with Environmental Laws
         Schedule 4.27              Bank and Brokerage Accounts
         Schedule 4.28(a)           Contracts
         Schedule 4.28(b)           Validity of Contracts
         Schedule 4.31              Non-Accredited Investors
         Schedule 9.12              ISSC Licenses

                                      -vi-
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                    ACQUISITION AGREEMENT AND PLAN OF MERGER

      This Acquisition Agreement and Plan of Merger (the "Agreement") is entered into as of December 2, 1996, by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), InterMed Acquisition Corporation, a Delaware corporation ("Acquisition Co."), on the one hand, and InterMed Healthcare Systems Inc., a Delaware corporation (the "Company"), and R. Kirby Godsey, Emily
P. Myers, Kevin H. Arner, Obi Okehi, Clinton N. Parker, Michael A. Mills and Watson E. Mills, as joint tenants with rights of survivorship, Michael A. Mills and Joyce H. Mills, as joint tenants with rights of survivorship, Bobby Pope, Donald Midkiff, Dan Byrne, G. LaMar Horton and Sirrom Investments, Inc., a Tennessee corporation, who are all of the Stockholders of the Company (each, a "Stockholder" and collectively, the "Stockholders").

         WHEREAS, QuadraMed is a duly incorporated Delaware corporation engaged in the healthcare electronic data interchange business.

         WHEREAS, Acquisition Co. is a duly incorporated Delaware corporation formed by QuadraMed for the purpose of the Merger contemplated by this Agreement, with authorized capital stock consisting of 1,000 shares of Common Stock, $0.001 par value, of which all 1,000 shares are duly and validly issued and outstanding and owned by QuadraMed.

         WHEREAS, the Company is a duly incorporated Delaware corporation engaged in the healthcare electronic data interchange business, with authorized capital stock consisting of 1,000,000 shares of Common Stock, $0.001 par value, of which 115,312 shares are duly and validly issued, outstanding and entitled to vote as of December 2, 1996.

         WHEREAS, the respective Boards of Directors of QuadraMed, Acquisition Co. and the Company, and the Stockholders of the Company, have approved the acquisition of the Company by Acquisition Co. via merger of the Company with and into Acquisition Co. pursuant to the terms of this Agreement and on a tax-deferred basis pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code (the "Merger").

         WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 "Acquisition Co." shall have the meaning specified in the preamble hereto.

         1.2 "Acquisition Co. Common Stock" shall mean the common stock of Acquisition Co., $0.001 par value.

         1.3 "Affiliate" shall mean any person directly or indirectly controlled by, controlling or under common control of any party to this Agreement.

         1.4 "Agreement" shall mean this Acquisition Agreement and Plan of Merger, including the exhibits and schedules referred to herein.

         1.5 "Certificate of Merger" shall refer to Exhibit "A" hereto.

         1.6 "Closing" shall mean the closing of the transactions contemplated in this Agreement.

         1.7 "Closing Consideration" shall mean shares of QuadraMed Common Stock to be delivered to the Stockholders as of the Closing with an aggregate Fair Market Value of $3,818,900, plus the stock options to be assumed pursuant to
Section 3.1(c), with such Closing Consideration to have an aggregate value of $4,150,000 at Closing.

         1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.9 "Company" shall have the meaning specified in the preamble hereto.

         1.10 "Company Common Stock" shall mean all of the issued and outstanding Common Stock of the Company, par value $0.001, all of which shares are held by the Stockholders as of the date hereof.

         1.11 "Company Financial Statements" shall mean the audited balance sheets of the Company as of December 31, 1995 for the twelve (12) month period then ended and the related statements of operations, stockholders' equity and cash flows for the periods then ended, as prepared by Arthur Andersen LLP, independent certified public accountants to the Company, including notes thereto, and the unaudited balance sheets of the Company as of September 30, 1996, for the nine (9) month period then ended and the related statement of operations, stockholders' equity and cash flows for the period then ended, as prepared by McMullen & McMullen, independent certified public accountants to the Company, including notes thereto.

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         1.12 "Contract" shall mean any existing written or oral contract, lease, policy, commitment, sales order, purchase order, indenture, mortgage, note, bond, instrument, license or other agreement.

         1.13 "Daily Price" of the QuadraMed Shares shall mean the last reported sales price on such day reported by the National Association of Securities Dealers, Inc. Automated Quotation System.

         1.14 "DGCL" shall mean the Delaware General Corporation Law.

         1.15 "Effective Date" shall mean the date and time the Certificate of Merger is filed with the Delaware Secretary of State.

         1.16 "Employee Benefit Plan(s)" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice or arrangement providing compensation or other benefits to any current or former officer or employee of the Company or any beneficiary or dependent thereof that is or was maintained by the Company.

         1.17 "Encumbrances" shall mean any mortgage, chattel mortgage, conditional sales contract, pledge, lien, charge, security interest, encumbrance, option, lease, license, easement or similar interest.

         1.18 "Environmental Law" shall mean all applicable federal, state and local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations, permits and agreements issued or signed by any federal, state or local government authority, relating to environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Water Act of 1977, the Clean Air Act, the Resource Conservation and Recovery Act of 1976, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Occupational Safety and Health Act of 1970 and the Safe Drinking Water Act, all as amended, and any state and local counterparts to such acts as existing at the time of Closing.

         1.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.20 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         1.21 "Fair Market Value" with respect to each of the QuadraMed Shares shall mean the average of the Daily Price per share of the QuadraMed Shares (adjusted for any stock splits or other reclassifications during the applicable time period) for the thirty (30) consecutive trading days immediately preceding the business day prior to the Closing or any other applicable date pursuant to Article XI.

         1.22 "Government Communications" shall mean all written inspection reports, complaints and other communications received by the Company from government and regulatory agencies and authorities or oral communications received by officers of the Company.

         1.23 "Hazardous Substance(s)" shall mean: (i) any substance, the presence of which requires investigation or remediation under any Environmental Law or under common law; (ii) any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance which is regulated by any Environmental Law; (iii) any substance, the presence of which causes or threatens to cause a nuisance upon property presently and/or previously owned, leased or otherwise used by the Company (or poses or threatens to pose a hazard to the health or safety of persons on or about the property of the Company or adjacent properties); and (iv) radon, ureaformaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products.

         1.24 "Intellectual Property" shall have the meaning specified in
Section 4.14 of this Agreement.

         1.25 "IRS" shall mean the United States Internal Revenue Service or any successor entity.

         1.26 "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         1.27 "Licenses" shall mean all material governmental licenses, permits, approvals and registrations necessary for the ownership of the Company properties and the conduct of its business as currently conducted.

         1.28 "Material Adverse Effect" shall mean any material adverse effect on the business, assets, properties, operations or financial condition of the Company.

         1.29 "Merger" shall have the meaning specified in the preamble hereto.

         1.30 "Person" shall mean an individual, a Partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or any other entity of whatever nature.

         1.31 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         1.32 "QuadraMed" shall have the meaning specified in the preamble hereto.

         1.33 "QuadraMed Common Stock" shall mean the shares of common stock of QuadraMed, $0.01 par value.

         1.34 "QuadraMed SEC Filings" shall mean any and all documents, reports and other filings made by QuadraMed with the SEC, including, without limitation, the Form SB-2 filed with the SEC on July 26, 1996 (as amended) in connection with QuadraMed's initial public offering (the "Registration Statement").

         1.35 "QuadraMed Shares" shall mean the shares of QuadraMed Common Stock issuable as a portion of the Closing Consideration.

         1.36 "Real Property" shall mean all of the land, buildings, plants, facilities, installations, fixtures and other structures and improvements leased to the Company pursuant to the Real Property Leases.

         1.37 "Real Property Leases" shall mean, collectively, any written real property leases to which the Company is a party.

         1.38 "SEC" shall mean the Securities and Exchange Commission.

         1.39 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.40 "Stockholder(s)" shall have the meaning specified in the preamble hereto.

         1.41 "Surviving Corporation" shall mean Acquisition Co. as the surviving corporation following the Merger.

         1.42 "Tax(es)" shall mean all taxes, charges, fees, levies or other assessments of any nature whatsoever (including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever) together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company to which reference is being made or any Affiliate thereof or upon any consolidated, combined or unitary group of which any such entity is or was a member.

         1.43 "Tax Return(s)" shall mean all federal, state, foreign, local and other tax returns, reports and statements heretofore required to be filed by the Company to which reference is being made or by any consolidated, combined or unitary group of which the Company is or was a member.


                                   ARTICLE II.
                                   THE MERGER

         2.1 The Merger. Subject to the terms and conditions hereof, the Merger shall be consummated in accordance with the DGCL as promptly as practicable following the satisfaction or waiver of the conditions set forth in Articles VIII, IX and X. At the Effective Date, subject to the terms and conditions of this Agreement and in accordance with the laws of the State of Delaware, the Company shall be merged with and into Acquisition Co., which shall be the Surviving Corporation.

         2.2 Execution of Certificate of Merger. Prior to the Closing, Acquisition Co. shall complete and execute the Certificate of Merger, in substantially the form attached hereto as Exhibit "A" and incorporated herein by this reference, and cause the Certificate of Merger to be delivered to the Delaware Secretary of State for filing as part of the Closing as provided in
Section 251 of the DGCL. The parties hereto will also execute and deliver such other documents or certificates as may be required to effect the Merger.

         2.3 Effect of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

         2.4 Certificate of Incorporation; Bylaws. As of the Effective Date, the Certificate of Incorporation of Acquisition Co. shall be the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of Acquisition Co. shall be the Bylaws of the Surviving Corporation.

         2.5 Directors. The directors of Acquisition Co. at the Effective Date shall be the directors of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

         2.6 Officers. The officers of the Surviving Corporation shall be as set forth below, and such officers shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law:

             Name                 Office

             James D. Durham      Chairman of the Board, Chief Executive Officer
             Kevin H. Arner       President, Chief Operating Officer
             John V. Cracchiolo   Secretary
             John V. Cracchiolo   Treasurer

         2.7 Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Article XII, the Closing of the transactions contemplated by this Agreement shall take place at the principal executive offices of QuadraMed, 80 East Sir Francis Drake Boulevard, Suite 2A, Larkspur, California 94939 as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles VIII, IX and X.

         2.8 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

         2.9 Pooling of Interests. The parties intend that the Merger be treated as a "pooling of interests" for accounting purposes. Each party will take all actions and execute all documents reasonably necessary to effectuate the same.

                                  ARTICLE III.
               STATUS AND CONVERSION OF THE COMPANY COMMON STOCK;
                     STATUS OF ACQUISITION CO. COMMON STOCK

         3.1 Consideration Paid for Company Common Stock.

                  (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the Stockholders, be converted into the right to receive a ratable portion of the QuadraMed Shares upon surrender at the Closing of the certificates representing such shares. At the Effective Date, all rights in respect of such Company Common Stock shall cease to exist, other than the right to receive the Closing Consideration and all such shares shall be canceled and retired. Until surrendered, each outstanding certificate which prior to the Effective Date represented issued and outstanding Company Common Stock shall be deemed for all corporate purposes to evidence the right to receive such amounts.

                  (b) Each share of Company Common Stock held in the Company's treasury immediately prior to the Effective Date shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

                  (c) At the Effective Date, each employee stock option issued pursuant to the InterMed 1995 Stock Incentive Plan set forth on Schedule 3.1(c) hereto shall be converted into and become identical rights with respect to QuadraMed Common Stock and QuadraMed and Acquisition Co. shall assume each such InterMed option, in accordance with the terms of the InterMed 1995 Stock Incentive Plan and each such option shall be fully vested, except from and after the Effective Date (i) the number of shares issuable upon exercise of each such stock option shall be an amount calculated as follows: (1) with respect to Kevin Arner's stock option, $158,928 divided by the Fair Market Value of the QuadraMed Shares (in each case rounding down to the nearest share); (2) with respect to each of the Daniel Byrne and G. LaMar Horton's stock options, $86,086 divided by the Fair Market Value of the QuadraMed Shares, and (ii) the exercise price of each such stock option shall be its exercise price prior to the Effective Date multiplied by a fraction equal to the Fair Market Value of the QuadraMed Shares, divided by $33.11 (rounding down to the nearest cent); and (iii) QuadraMed and its Compensation Committee shall be substituted for InterMed and its Compensation Committee in administering such Stock Plan. Each assumed option which is an "incentive stock option" shall in any event be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. QuadraMed and Acquisition Co. agree to take all necessary steps to effectuate the foregoing provision.

         3.2 Acquisition Co. Common Stock. Each share of Common Stock of Acquisition Co. issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into such number of newly issued shares of the common stock of the Surviving Corporation equal to the number of shares of Common Stock of Acquisition Co. then outstanding.

         3.3 Private Placement; Registration Rights. The shares of QuadraMed Common Stock to be issued in the Merger will be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Rule 505 and/or 506 of Regulation D promulgated under the Securities Act and applicable state securities laws. Each Stockholder hereby agrees to take all reasonable actions and execute all documents to qualify issuance of the QuadraMed Common Stock for such exemptions. Such shares shall be entitled to standard "piggyback" registration rights in accordance with the Registration Rights Agreement substantially in the form attached hereto as Exhibit "B" and incorporated herein by this reference (the "Registration Rights Agreement").

                                   ARTICLE IV.
                      REPRESENTATIONS AND WARRANTIES OF THE
                          COMPANY AND THE STOCKHOLDERS

         The Company and each of the Stockholders hereby represent and warrant to Acquisition Co. and QuadraMed as follows:

         4.1 Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties. The Company is duly organized and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to be so authorized would, individually or in the aggregate, have a Material Adverse Effect.

         4.2 Certificate of Incorporation and Bylaws. The Company has delivered to Acquisition Co. and QuadraMed true, correct and complete copies of its Certificate of Incorporation (certified by the Delaware Secretary of State) and Bylaws (certified by its Secretary) together with all amendments to each through the date hereof. Each such Certificate of Incorporation and Bylaws are in full force and effect.

         4.3 Corporate Minutes. The Company has delivered to Acquisition Co. and QuadraMed true, correct and complete copies of its minute books, stock certificate books and corporate records, and such books and records reflect all issuances of equity and debt securities of the Company or rights to acquire any such securities, and contain true and complete records of all formal meetings and consents in lieu of meetings of the Company's Board of Directors (and any committees thereof) and stockholders.

         4.4 Qualifications To Do Business. The Company is qualified to do business and is in good standing in each jurisdiction (listed on Schedule 4.4 to this Agreement) where the character or location of property owned and leased, the employment of personnel or the nature of the business and activities conducted by the Company, as the case may be, require such qualification, licensing or domestication, except in such jurisdictions where the failure to be so qualified, licensed or domesticated and to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on Schedule 4.4, the Company does not file franchise, income or other tax returns in any jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

         4.5 Capitalization of the Company. As of the date of this Agreement, the only authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock, $0.001 par value, of which 115,312 shares are issued and outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to, nor were any issued in violation of, any preemptive rights. Except as set forth on Schedule 4.5, there are not and, as of the Closing, there will not be, any outstanding securities of the Company or options, warrants, subscriptions, convertible debentures or other rights, commitments or any other similar agreements for the purchase of any securities of the Company. The Company is not a party to, nor has Knowledge that any of the Stockholders are parties to, any voting trust agreements or other contracts, agreements or arrangements restricting voting rights or transferability with respect to the issued and outstanding Company Common Stock.

         4.6 Ownership of Shares; No Change. As of the date of this Agreement and as of the Closing, the Stockholders do and will own all of the issued and outstanding Company Common Stock. Each of the shares of Company Common Stock to be tendered by the Stockholders at the Closing is free and clear of any Encumbrance, and at the Closing, each of such shares of Company Common Stock will be free of any Encumbrance. The Stockholders have full power and authority to convey good marketable title to the shares of Company Common Stock owned by him, her or it free and clear of any Encumbrances. Except as set forth on
Schedule 4.6, there has been no change in the capital stock or other equity interests of the Company within the two (2) year period ending on the Effective Date of this Agreement.

         4.7 Subsidiaries and Other Affiliates. The Company does not have any subsidiaries and, except as set forth on Schedule 4.7, does not own, either directly or indirectly, any interest or investment, whether debt or equity (other than an interest as a creditor holding a trade account receivable), or any obligation, option or right to acquire any interest, direct or indirect, in any other corporation or other entity.

         4.8 Authority.

                  (a) The Company has the necessary corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by the Board of Directors and Stockholders of the Company in accordance with applicable law. No further corporate action will be necessary on the part of the Company to make this Agreement valid and binding upon the Company in accordance with its terms. This Agreement has been duly and validly authorized, executed and delivered by the Company and this Agreement (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity). Neither the execution, delivery nor performance of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with the terms and provisions of this Agreement nor the Certificate of Merger will result in a violation or breach of any term or provision of the Company's Certificate of Incorporation or Bylaws, or of any statute, rule or regulation applicable to the Company or its businesses, properties, assets or personnel, or conflict with or constitute a violation or breach of, or a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), nor give any party a right to accelerate the due date of any indebtedness or obligation under, any indenture, mortgage, deed of trust, contract or agreement to which the Company is a party or to which its properties or assets are subject, or any instrument, judgment, decree, writ or other restriction to which the Company is a party or by which the Company or its businesses, properties, assets or personnel are bound.

                  (b) Except for filing the Certificate of Merger with the Delaware Secretary of State and obtaining any necessary third-party consents, the Company is not required to submit any notice, report or other filing with any federal, state or local governmental authority in connection with the execution or delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated herein.

         4.9 Company Financial Statements. The Company has delivered to Acquisition Co. and QuadraMed true, complete and correct copies of the Company Financial Statements. Except as set forth on Schedule 4.9, the Company Financial Statements (i) present fairly the financial condition of the Company at said dates and the results of its operations, changes in stockholders' equity and cash flows for the periods therein specified, and (ii) have been prepared from the books and records of the Company in accordance with generally accepted accounting principles, consistently applied and maintained throughout the periods indicated. The Company shall also deliver to Acquisition Co. and QuadraMed unaudited balance sheets and the related statement of operations, stockholders equity and cash flows for the period ended on the Closing (the "Closing Financials") within fifteen (15) days of the Closing. After the Effective Date, Acquisition Co. shall cause Arthur Andersen LLP to prepare and deliver to Acquisition Co. and QuadraMed audited versions of the Closing Financials. There shall be no deviation between such unaudited version of the Closing Financials and the audited version of the Closing Financials which causes QuadraMed and/or Acquisition Co. to suffer a Material Adverse Effect.

         4.10 Undisclosed Liabilities. Except for liabilities disclosed or provided for on the Company Financial Statements and liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1996, the Company does not have any direct or indirect indebtedness, liability, losses or obligation, accrued, absolute or contingent (whether or not of a kind required by generally accepted accounting principles to be set forth on a balance sheet) (the "Liabilities"), other than the Liabilities set forth on
Schedule 4.10.

         4.11 Absence of Certain Changes. Except as set forth on Schedule 4.11 or as provided for in this Agreement, since September 30, 1996, the Company has conducted its business only in the ordinary course and consistent with prior practice, and the Company has not:

                  (a) Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Company Financial Statements and current liabilities incurred since September 30, 1996 in the ordinary course of business and consistent with prior practice;

                  (b) Declared or made any payment of any dividend, or made any other distribution upon or in respect of any of its shares of capital stock, or purchased, retired or redeemed any of the shares of its capital stock or any other securities, including any warrants or options to purchase any capital stock, or obligated itself to do any of the foregoing;

                  (c) Subjected (or permitted to be subjected) any of its property, business or assets, tangible or intangible to any Encumbrance other than Encumbrances for current taxes which are not yet due and payable;

                  (d) Sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any claim or right of substantial value except in the ordinary course of business consistent with prior practice;

                  (e) Terminated or received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (f) Encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, distributors, formulators, customers or suppliers;

                  (g) Transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, or entered into any agreement or commitment relating to, any license, patent, copyright, trademark, trade name, permit, consent, approval, invention, product registration or similar rights, domestic or foreign, or modified any existing rights with respect thereto;

                  (h) Adopted, entered into or amended any Employee Benefit Plan or made any change in the actuarial methods or assumptions used in funding or determining benefit equivalences thereunder, made any change in the rate of compensation, commission, bonus, deferred compensation arrangement or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus (cash or non-cash), extra compensation, deferred compensation arrangement or severance or vacation pay, to any stockholder, director, officer, employee, salesman or distributor of the Company or hired or entered into any employment agreement or arrangement with any person;

                  (i) Issued or sold any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation, business or entity, or any interest in any business enterprise or otherwise made any loan or advance to or investment in any person, entity, firm or corporation, except for short-term investments in cash and cash equivalents made in the ordinary course of business and consistent with prior practice;

                  (j) Made any capital expenditures or capital additions or betterments or commitments therefor in excess of $10,000 individually or $50,000 in the aggregate (excluding individual items in excess of $5,000);

                  (k) Instituted, settled or agreed to settle, or suffered any adverse determination in, any litigation, action or proceeding before any court or governmental body (domestic or foreign) relating to the Company or its businesses, assets or properties;

                  (l) Accepted any contract for performance of services or orders in a material amount from any hospital, health care provider or other customer under conditions relating to price, terms of payment, time of delivery or performance or like matters differing from the conditions regularly and usually specified on acceptance of contract or orders for similar services or merchandise from said customer or customers who are similarly situated, or made any change in its selling, pricing, advertising or personnel practices, inconsistent with its prior practices and prudent business practices prevailing in the industry;

                  (m) Revalued any of its assets or written off as uncollectible any notes or accounts receivable which, individually or in the aggregate, is material to the Company or its businesses, except writedowns and write-offs in the ordinary course of business.

                  (n) Entered into any agreement or made any commitment to take any of the actions described in paragraphs (a) through (m) above; or

                  (o) Experienced any Material Adverse Effect.

         4.12 Assets.

                  (a) Except as set forth on Schedule 4.12(a), the Company has marketable title to, or a valid leasehold interest in, or other legal right to use, all of the properties and assets it owns or uses in its business, except inventory (if any) sold after September 30, 1996 in the ordinary course of business. None of such assets or properties are subject to any Encumbrances, except (i) Encumbrances and leases incurred or made in the ordinary course of business which are not substantial in character, amount or extent and do not materially impair the usefulness of such properties and assets in the conduct of the business of the Company, (ii) liens for taxes, assessments or other governmental charges or levies which are either not yet delinquent or are being contested in good faith and by appropriate proceedings, can be paid without material penalty and which do not materially impair the usefulness of such properties and assets in the conduct of the business of the Company or (iii) as reflected on the Company Financial Statements. Except as set forth on Schedule 4.12(a), all of such properties and assets owned, leased or used by the Company have been maintained in accordance with customary industry practices, are in good operating condition and repair except for normal wear and tear, are suitable for the purposes used, are directly related to the business of the

Company and are adequate and sufficient for all current operations of the business of the Company.

                  (b) The Company has delivered to QuadraMed and Acquisition Co. a complete list, which is true and correct in all material respects, of all equipment, machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory (if any) and supplies acquired after September 30, 1996 in the ordinary course of business) owned, leased or used by the Company, except for items having a cost less than $5,000.

         4.13 Real Property Matters.

                  (a) The Company does not have any ownership interest in real property. Schedule 4.13(a) includes a complete and accurate description of all of the Real Property. The Real Property includes all land used for the conduct of the business and operations of the Company. To the Knowledge of the Company and each of the Stockholders, except as disclosed on Schedule 4.13(a), the buildings, facilities, installations, fixtures and other structures or improvements included as part of the Real Property have been well-maintained and are in good operating condition and repair (with the exception of normal wear and tear), free from defects other than such minor defects as do not interfere with the continued use thereof in the conduct of normal operations. To the Knowledge of the Company and each of the Stockholders, the activities carried on in such buildings, plants, facilities, installations, fixtures and other structures or improvements, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of or in conflict with any applicable zoning, environmental or health regulation or ordinance or any other law, statute, regulation or ordinance. The Company has delivered to QuadraMed and Acquisition Co. true, correct and complete copies of the Real Property Leases and copies of all reports of any engineers, environmental consultants or other consultants in its possession relating to any of the Real Property. To the Knowledge of the Company and each of the Stockholders, there is no pending, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Real Property.

                  (b) To the Knowledge of the Company and each of the Stockholders, each separate parcel of the Real Property has adequate storm and sanitary sewer facilities, access to telephone, gas and electrical connections, fire protection, drainage and other public utilities, and has parking facilities that meet in all material respects all requirements imposed by applicable law. In addition, each separate parcel of Real Property currently has adequate water supply and neither the Company nor any Stockholder has reason to believe that such water supply will be inadequate in the future.

                  (c) Except as disclosed on Schedule 4.13(c), there are no tenants (other than the Company) occupying space on any Real Property.

                  (d) Each of the Real Property Leases is valid and enforceable in accordance with its terms, the Company has not received any notice of any, and there exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default in any material respect under any Real Property Lease and all lessors (and, if applicable, all mortgagees with respect to Real Property Leases covering Real Property which is encumbered by a mortgage) under the Real Property Leases (or mortgages) have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations thereunder.

         4.14 Intellectual Property. Schedule 4.14 sets forth all patents, trademarks, service marks, trade names, copyrights and franchises, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from the Company relating to any of the foregoing that are material to the business of the Company (collectively, the "Intellectual Property"). The Company owns, or is licensed to, or otherwise has, the right to use the Intellectual Property that is required for the conduct of the business of the Company. Except as set forth on Schedule 4.14, and to each Stockholder's Knowledge, the Company is not in violation of, or infringing upon, any patent, trademark, service mark, trade name, copyright or franchise of any third party, and no written claims have been asserted, nor is there any litigation pending or threatened claiming such infringement. Except as set forth on Schedule 4.14, the Company has not licensed or encumbered any of its Intellectual Property to any third party, nor have any other distribution rights been granted by the Company to a third party. Except as set forth on Schedule 4.14, the Company has not entered into any other agreements whereby the Company has been appointed as a distributor or licensee of any products, patents or trademarks owned by a third party. Except as set forth on Schedule 4.14, the Company has not entered into any agreement which restricts or affects the use of any of the Intellectual Property. To each Stockholder's Knowledge, the Company is not in breach of any agreement set forth in Schedule 4.14, nor have any claims with respect to any agreement been asserted nor is there any litigation pending or threatened claiming any such breach, nor have any claims been asserted that any of the terms and conditions of such agreements violate the laws of any jurisdiction or treaty. To each Stockholder's Knowledge, and except as provided in Schedule 4.14, the Company owns or has licensed from third parties, and has the right to use, all necessary Intellectual Property in order to conduct its business in all material respects as currently conducted and has used reasonable efforts to protect its rights in and to maintain the secrecy of its trade secrets and other proprietary rights and information.

         4.15 Proprietary Information of Third Parties. To the Company's and each of the Stockholder's Knowledge, no third party has claimed or has reason to claim that any Person employed by, or serving as an independent contractor of, the Company has (i) violated or may be violating any terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information of documentation of such third party or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company or any Stockholder which suggests that such a claim might be contemplated. To the Company's and each of the Stockholder's Knowledge, no person employed by or serving as an independent contractor of the Company has employed or proposed to employ any trade secret or any information or documentation proprietary to any former employer, and to the Company's and each of the Stockholder's Knowledge, no person employed by, or serving as an independent contractor of, the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product for the development or sale of any service or proposed service of the Company, and the Company has no reason to believe that there will be any such employment or violation. To the Company and each of the Stockholder's Knowledge, neither the execution nor delivery of this Agreement or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in the breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which such person is obligated.

         4.16 Software. Except as set forth on Schedule 4.16:

                  (a) The computer software of the Company included in the Intellectual Property (the "Software") performs in all material respects in accordance with the documentation and other written material used in connection with the Software and to the Company's and Stockholders' Knowledge is free of defects in programming and operation, is in machine-readable form, contains all current revisions of such software and includes all computer programs, materials, know-how and processes related to the Software. The Company has delivered to QuadraMed and Acquisition Co. complete and correct copies of all user and technical documentation related to the Software.

                  (b) Neither the Company nor, to the Knowledge of the Company and the Stockholders, any employee or agent thereof has developed or assisted in the enhancement of the Software except for enhancements included in the Software as delivered to QuadraMed and Acquisition Co. pursuant hereto or the development of any program or product based on the Software or any part thereof.

                  (c) No employee of the Company is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Software or noncompetition arrangement, or any other contract or any restrictive covenant relating to the Software or its development or exploitation. The Software was developed entirely by the employees of the Company during the time they were employees only of the Company and such Software does not include any inventions of the employees made prior to the time such employees became employees of the Company nor any intellectual property of any previous employer of such employee.

                  (d) All right, title and interest in and to the Software is owned by the Company, free and clear of all Encumbrances except for those which would not materially impair the value on use of such Software, are fully transferable to QuadraMed and Acquisition Co., and no party other than the Company has any interest in the Software, including, without limitation, any security interest, license, contingent interest or otherwise. The Company's development, use, sale or exploitation of the Software does not violate any rights of any other person or entity and the Company has not received any communication alleging such a violation. The Company does not have any obligation to compensate any person for the development, use, sale or exploitation of the Software nor has the Company granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not.

                  (e) The Company has used commercially reasonable efforts to prohibit the public disclosure of the source code for the Software to any person or entity other than certain employees of the Company. The Company used commercially reasonable efforts to protect the confidential and proprietary nature of the Software. There have been no patents applied for and no copyrights registered for any part of the Software.

         4.17 Tax Matters.

                  (a) All Tax Returns and reports of the Company required by law to be filed as of the Closing have been or will be duly filed, and all Taxes imposed upon the Company or any of its properties, assets or income which are due and payable or claimed in writing by any taxing authority to be due and payable have been paid or reserved for as of the Closing, other than taxes, assessments, fees and charges being contested in good faith by the Company concerning an amount which in the aggregate, is not material to the business of the Company. The Company has paid or made provision for the payment of all unpaid Taxes of the Company accrued for or applicable to the period ended on the Closing and all years and periods prior thereto and for which the Company may at that date have been liable in its own right or as transferee of the assets of, or successor to, any other corporation or entity or by reason of its being a member of any group of corporations filing consolidated tax returns (including any such amounts payable as a result of an audit of any Tax Return for any such period). The Company utilizes the accrual method of accounting for tax purposes.

                  (b) Except as set forth on Schedule 4.17(b), there are no claims for Taxes pending against the Company and the Company does not know of any threatened claim for Tax deficiencies or any basis for such claims, and there are not now in force any waivers or agreements by the Company for the extension of time for the assessment of any tax, nor has any such waiver or agreement been requested by the IRS or any other taxing authority.

                  (c) Except as set forth on Schedule 4.17(c), neither the federal income Tax Returns of the Company or of its Affiliates have been examined by the IRS. Except as set forth on Schedule 4.17(c), no material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of the Company or any of its Affiliates which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability of the Company for Taxes for any other period not so examined. The Company has no liability for any federal, state or other Taxes of any other corporation or entity, including, without limitation, by reason of the application of Treas. Reg. Section 1.1502-6. The Company is not required to file any tax returns or to pay any Taxes in foreign countries.

                  (d) The Company has paid or is withholding and will pay when due to the proper taxing authorities all withholding amounts required to be withheld with respect to all Taxes on income, unemployment, social security or other similar programs or benefits with respect to salary and other compensation of directors, officers and employees of the Company.

                  (e) Schedule 4.17(e) lists those states where the Company or any Affiliate has been, or will be with respect to the operations or activities on or prior to the Closing, required to file a Tax Return.

                  (f) The Company and each of its Affiliates has filed all Tax Returns, including IRS Forms 1099, required to be filed and has reported accurately all information required to be included on such Tax Returns.

                  (g) Except as set forth on Schedule 4.17(g), neither the Company nor any Affiliate has executed a waiver or consent extending any statute of limitation for the assessment or collection of any tax, which waiver or consent remains in effect.

                  (h) Except as set forth on Schedule 4.17(h), neither the Company nor any Affiliate has received a tax ruling or entered into any agreement with any taxing authority, which ruling or agreement has or could have a material adverse effect on the Taxes of the Company or any Affiliate payable on or after the Closing.

                  (i) Except as set forth on Schedule 4.17(i), neither the Company nor any Affiliate has any employee pension benefit plan (as defined in Section 3(2) of ERISA), welfare benefit plan (as described in Section 3(1) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive or other compensation plan or arrangements.

                  (j) Except as set forth on Schedule 4.17(j), neither the Company nor any Affiliate has been included in a federal consolidated income tax return and/or state consolidated, combined or unitary income tax return.

                  (k) The Company has not at any time consented to have the provisions of Section 341(f) of the Code apply to it.

                  (l) None of the Stockholders is a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

                  (m) The basis of any depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery), of the Company, have been computed in good faith compliance with the Code and the regulations thereunder.

                  (n) Except as set forth on Schedule 4.17(n), the Company is not subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income tax purposes. The Company is not a party to any tax sharing agreement.

                  (o) The Company is not and will not be required to recognize after the Closing any taxable income in respect of accounting method adjustments required to be made under any applicable tax law, other than as set forth on
Schedule 4.17(o) (which describes such adjustment, the reason therefor and the amount or estimated amount (which estimate has been made in good faith, and is considered reasonable) of such adjustment.

                  (p) The Company has not made or become obligated to make, and will not as a result of any event connected with the transactions contemplated by this Agreement become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

         4.18 Legal and Regulatory Matters. Except as set forth on Schedule 4.18: (i) there is no claim, suit, action, arbitration, governmental investigation or other proceeding, nor any order, decree or judgment pending or in effect, or, to each of the Stockholder's Knowledge, threatened by, against or relating to the Company or any of its properties, or the transactions contemplated hereby; (ii) there are no judgments, decrees or orders enjoining the Company in respect of, or the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any aspect of the business of the Company; (iii) the Company has complied and is complying with all laws, ordinances, treaties and governmental rules, orders and regulations applicable to it or its properties, assets, personnel or business, non-compliance with which could have a Material Adverse Effect; (iv) the Company has obtained all material Licenses necessary for the ownership of its properties and the conduct of its business as currently conducted, and all such Licenses are currently in full force and effect; and (v) the Company has provided Acquisition Co. and QuadraMed with access to all Government Communications and has delivered to Acquisition Co. and QuadraMed a true and complete copy of all Government Communications received by the Company since September 30, 1996 and all Government Communications as to which any unresolved issue remains.

         4.19 Employees. The Company has not been nor is it a party to any collective bargaining agreements with respect to any of its employees or with respect to any contract or agreement with a labor union or any local or subdivision thereof, nor has it been charged with any unresolved unfair labor practices, nor, to each of the Stockholder's Knowledge, is there any present union organizing activity among any of its employees. There are no material controversies, claims, suits, actions or proceedings pending or threatened between the Company and its employees. The Company has complied in all material respects with all laws and regulations relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, employment practices, terms and conditions of employment, collective bargaining, equal opportunity or similar laws and the payment of social security and similar taxes, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         4.20 Billings. All billings to customers which are party to oral or written Contracts of the Company have been accurate in all material respects. There are no oral agreements or side deals with such customers or individuals associated therewith. To the Company's and each of the Stockholder's Knowledge, there are no existing, threatened or suspected disputes, offsets or counterclaims regarding any services rendered or billings to such customers.

         4.21 Insurance. The Company maintains valid policies of workers' compensation insurance, and of other insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability, product liability and other risks. Schedule 4.21 to this Agreement lists all insurance policies of the Company, indicating the risks insured against, carrier, policy number, amount of coverage (including deductible), premiums and expiration dates. Except as set forth on Schedule 4.21, such policies are in full force and effect and all premiums now due and owing with respect to such policies have been paid in full, and the Company has not made any borrowings or incurred any indebtedness, the collateral for which was any of such policies. Schedule 4.21 to this Agreement also lists all insurance policies of the Company which have been in effect, indicating the risks insured against, amount of coverage (including deductible), the time period during which such policy was in effect, and whether such policy was on a "claims made" or "occurrence" basis. The Company is not in default with respect to any provision contained in any such policy and the Company has not received any notice of cancellation or nonrenewal of any such policy. To each of the Stockholder's Knowledge, there are no inaccuracies in any application for such policies or any state of facts that might form the basis for termination of any such insurance. To each of the Stockholder's Knowledge, no event has occurred of a type normally covered by insurance that is reasonably likely to form the basis for any material claim against the Company not fully covered by the policies referred to on Schedule 4.21 (except any applicable deductible).

         4.22 Non-Assignable Rights. Except as set forth on Schedule 4.22, neither the execution, delivery nor performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a breach or termination of, or prevent the Company from realizing the benefits otherwise obtainable by the Company under, any permits or property interests of the Company or any contract, agreement, arrangement or commitment of the Company or (ii) require the affirmative consent or approval of any third party.

         4.23 Personnel.

                  (a) The Company has delivered to QuadraMed and Acquisition Co. the names and addresses of all directors, officers and employees of the Company, indicating (i) the positions within the Company held by each such person and
(ii) the current annual salary rates for each such person and the amounts payable as bonus or other compensation for each such person.

                  (b) The Company has delivered to QuadraMed and Acquisition Co. a description of the Company's policies regarding severance or other benefits that may be payable to any Company employee if his or her employment were terminated.

         4.24 Employee Benefit Plan(s). The Company has no Affiliates for the purpose of ERISA. Each Employee Benefit Plan is in substantial compliance with applicable law and has been administered in all material respects in accordance with its terms. The Company does not presently maintain, and has not maintained with the past five (5) years, any Employee Benefit Plan which is an "employee pension plan" within the meaning of Section 3(2) o ERISA or which is intended to be "qualified" within the meaning of Section 401(a) of the Code. The Company does not presently maintain, and has not maintained within the past five (5) years, a "multi employer plan" (as defined in Section 4001(a)(3) of ERISA). To the Knowledge of the Stockholders, neither the Company, nor any other "disqualified person" or "party-in-interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any prohibited transactions in connection with any Employee Benefit Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA, or a tax pursuant to Section 4975(a) of the Code. No material liability, claim, action or litigation has been made, commenced or threatened, with respect to any Employee Benefit Plan (other than for benefits payable in the ordinary course). To each of the Stockholder's Knowledge, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any Employee Benefit Plan of the Company or their assets, or arising out of such Employee Benefits Plan, and, to the Knowledge of the Stockholders, no facts exist which could give rise to any such actions, suits or claims which might have a material adverse effect on such Employee Benefit Plan. There has been no act or omission by the Company that has given rise or may give rise to any fines, penalties, taxes or late charges under Section 502(c), (i) or (l) of ERISA or Chapter 43 of the Code.

         4.25 Accounts Receivable.

                  (a) The Company's accounts receivable represent valid claims, and no counterclaims or offsetting claims with respect to such receivables are pending or threatened, except for amounts reserved in the Company Financial Statements against such receivables for allowances and discounts, and all such accounts receivable are collectible in the ordinary course of business within one hundred eighty (180) days of the Closing.

                  (b) The Company has no inventory on its balance sheet.

         4.26 Compliance with Environmental Laws.

                  (a) Except as set forth in Schedule 4.26: (i) the Company and all its operations are and have been in compliance with all Environmental Laws as currently in effect except where such noncompliance would not result in a Material Adverse Effect; (ii) neither the Company nor any of its predecessors used, released or disposed of any Hazardous Substance in any manner that could reasonably be expected to result in material liability; (iii) none of the property leased or operated by the Company is contaminated by any Hazardous Substance in a manner which requires investigation or corrective action under applicable Environmental Laws; and (iv) none of the property leased or operated by the Company is affected by any condition that could reasonably be expected to result in liability under any Environmental Law as currently in effect; and (v) there is and has been no condition, activity or event respecting the Company or any of the properties leased or operated by it that could reasonably be expected to subject QuadraMed or the Surviving Corporation to any material liability under any Environmental Law as currently in effect.

         4.27 Bank and Brokerage Accounts. Schedule 4.27 lists (i) the names and addresses of all banks and brokerage firms in which the Company has accounts or safe deposit boxes, lock boxes, vaults and the account numbers relating thereto,
(ii) the name of each person authorized to draw on any such account or have access to any such boxes or vaults and (iii) the names of all persons, if any, holding tax or other powers of attorney from the Company and a summary of the terms thereof.

         4.28 Contracts.

                  (a) Except as set forth on Schedule 4.28(a), the Company is not a party to any:

                           (i) Contract for the employment or retention of, or
collective bargaining, severance or termination agreement with, any of its directors, officers, employees, consultants or agents or groups of employees;

                           (ii) Profit sharing, thrift, bonus, incentive,
deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other Employee Benefit Plan, agreement or arrangement;

                           (iii) Contract for the sale of any of its assets,
property or rights outside the ordinary course of business consistent with prior practice (other than this Agreement);

                           (iv) Contract that contains any provisions requiring
the Company to indemnify or act as an indemnitor, guarantor, surety, co-signer, co-maker or endorser for any other person or entity;

                           (v) Contract restricting the Company from conducting
business anywhere in the world;

                           (vi) Agreement, note, debenture, loan, mortgage,
indenture or other obligation for or relating to borrowed money or commitments for obtaining borrowed money;

                           (vii) Contract, lease or commitment which involves
the future payment by or to it of more than $5,000, except (i) Contracts or commitments for the sale of goods or purchase or lease of equipment, tooling, supplies, services or raw materials in each case entered into in the ordinary course of business consistent with prior practice for periods of less than ninety (90) days and (ii) Contracts which may be canceled by it upon thirty (30) or fewer days notice without payment of any penalty or fee in connection therewith;

                           (viii) Letter of credit or power of attorney;

                           (ix) Joint venture contract or similar arrangement or
agreement which is likely to involve future payments by it;

                           (x) Personal service, licensing, distributor,
supplier, dealer, franchise, advertising, sales or manufacturer's representative, agency or other similar Contract; or

                           (xi) Contract to which any stockholder, officer or
director of the Company or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is presently a party, including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

                  (b) Except as specified on Schedule 4.28(b), all Contracts required to be listed on Schedule 4.28(a) are valid and binding, enforceable in accordance with their respective terms and in full force and effect, and the continuation, validity and effectiveness of such items will in no way be affected by the consummation of the transactions contemplated by this Agreement. Neither the Company nor, to each of the Stockholder's Knowledge, any other party thereto, is in breach of any provision of or in default under any term of any such agreement, and there exists no condition or event which after lapse of time or notice (or both) would constitute any such breach or default or result in any right to accelerate or loss of rights. True and complete copies of all such Contracts have been delivered to Acquisition Co. and QuadraMed. To the Company and Stockholder's Knowledge, the Company is in material compliance with the terms of all contracts with EDI USA, CSA Provider Services and any other Blue Cross and/or Blue Shield entities or affiliates and the Company has not received any notice of termination, or intent to do so, under such agreements.

         4.29 Material Misstatements or Omissions. The statements, representations and warranties of the Company and the Stockholders contained in this Agreement (including the schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company or each of the Stockholders pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

         4.30 Broker's Fees. There are no broker's or finder's fees or obligations due to persons engaged by the Company or any of the Stockholders or any of the Company's employees, officers or directors in connection with the transactions contemplated by this Agreement, except for the fees and expenses of its counsel and accountants.

         4.31 Investment Representations of the Stockholders. Each Stockholder represents and warrants to QuadraMed as follows:

                  (a) Except as set forth on Schedule 4.31, each Stockholder is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

                  (b) Each Stockholder is aware that the QuadraMed Shares have not been registered under the Securities Act or any applicable state securities laws, and agrees that the QuadraMed Shares will not be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws. Each Stockholder will not transfer the Shares in violation of the provisions of any applicable federal or state securities laws. In this connection, each Stockholder represents that it is familiar with SEC Rule 144 promulgated pursuant to the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         Each Stockholder understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Section 4(6) of the Securities Act and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements contained in this Agreement and the Company may rely on such representations, warranties and agreements in connection therewith.

         Each Stockholder is acquiring the QuadraMed Shares for its own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Shares except in compliance with the Securities Act. Each Stockholder represents that by reason of its business and financial experience, and the business and financial experience of those persons, if any, retained by it to advise it with respect to its investment in the Shares, such Stockholder together with such advisors have knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment. Each Stockholder's financial condition and investments are such that it is in a financial position to hold the Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, its investment in the Shares.

                  (c) Each Stockholder has carefully examined the QuadraMed SEC Filings. Each Stockholder acknowledges that the Company has made available to each Stockholder all documents and information that it has requested relating to the Company and has provided answers to all of its questions concerning the Company and the Shares. In evaluating the suitability of the acquisition of the QuadraMed Shares hereunder, each Stockholder has not relied upon any representations or other information (whether oral or written) other than as set forth in the QuadraMed SEC Filings or as contained herein.

                                   ARTICLE V.
                  COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

         The Company and each of the Stockholders hereby jointly and severally covenant and agree as follows:

         5.1 Conduct of Company's Business. From and after the date of this Agreement to and including the Effective Date, the Company shall and the Stockholders shall cause the Company to, and the Company will: (i) carry on its businesses in all material respects in the usual and ordinary course and will not change the character of such businesses; (ii) use all reasonable efforts to preserve and maintain each of its respective business organizations intact, to preserve each of their respective goodwill, to retain its present employees and to maintain its relationships with suppliers and customers so that all of them will be preserved for the Surviving Corporation on and after the Effective Date unless otherwise required by this Agreement; (iii) not enter into any agreement or make any commitment without QuadraMed's consent to take any of the actions set forth in Section 4.11(a) through (o), inclusive, of this

Agreement; (iv) not become a party to or commit to enter into any of the types of Contracts set forth in Section 4.28 of this Agreement or required to be set forth on Schedule 4.28(a) without QuadraMed's consent; (v) not amend, terminate or change in any material respect any Contract set forth on Schedule 4.28(a) to this Agreement without QuadraMed's consent and will not knowingly do any act or omit to do any act, or permit an act or omission to act, that will cause it to breach any such Contract; and (vi) not amend its Certificate of Incorporation or Bylaws. The prohibitions provided for in this Section 5.1 shall not apply to actions in connection with obtaining consent to assignment of Contracts to the Surviving Corporation and/or QuadraMed effective as of the Closing.

         5.2 Access and Information. The Company will grant unrestricted access to QuadraMed and its counsel, accountants and other representatives, during reasonable working hours throughout the period from the date hereof to the Closing and upon reasonable prior notice, to all of the Company and the Company's properties, books, contracts, commitments and records, and will furnish QuadraMed during such period with reasonable access to key Company employees and to all such information concerning the affairs of the Company as QuadraMed reasonably requests, including copies and/or extracts of pertinent records, documents and contracts. The Company will cause their accountants to furnish to QuadraMed during such period any and all of their statements, working papers and other records and data as QuadraMed reasonably may request. No investigation by QuadraMed or its counsel, accountants and other representatives as contemplated by this Section 5.2 shall affect any representation or warranty given by the Company or the Stockholders under this Agreement.

         5.3 Further Efforts.

                  (a) Each of the Company and the Stockholders agree to use reasonable diligent efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement. In case at any time any further action is required to carry out the purposes of this Agreement, each of the Company and the Stockholders will use diligent efforts to effectuate all such action.

                  (b) As soon as reasonably practicable after the date hereof, and in any event on or prior to the Closing, each of the Company and the Stockholders will use reasonable diligent efforts to obtain the consents of all necessary governmental entities and other persons to the Merger and the continued operation by the Company of its business, properties, assets, leaseholds, licenses, Contracts and agreements; provided, that the Company will not, without QuadraMed's prior consent, pay any fees or other amounts to any parties from whom such consents are required to be obtained.

         5.4 Confidentiality. In the event of the termination of this Agreement, the Company and its representatives shall keep all information with respect to QuadraMed which has been disclosed to the Company pursuant to this Agreement confidential in accordance with the terms of that certain Mutual Nondisclosure Agreement by and between the Company and QuadraMed and shall promptly return to QuadraMed all written information provided to the Company by QuadraMed.

         5.5 Financial Information. From and after the date hereof and until the Closing, the Company will deliver to QuadraMed as soon as practicable and in any event within fourteen (14) days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of operations and of cash flows of the Company for such month and for the current fiscal year to the end of such month.

         5.6 Subsequent Events. The Company shall promptly, and in any event prior to the Closing, advise QuadraMed in writing of the occurrence of any event or the existence of any state of facts which in any material respect would render any representation or warranty of the Company hereunder inaccurate or which would preclude satisfaction of any condition contained in Article VIII or
Article IX of this Agreement; provided, that no such notification shall affect any such representation, warranty or condition.

         5.7 Public Announcement. So long as this Agreement is in effect, neither the Company, the Stockholders nor any of their Affiliates shall issue or cause the issuance or the publication of any press release or any other public announcement (including, without limitation, disclosure to employees) with respect to the Merger or any other transaction contemplated by this Agreement without the prior review and written consent of QuadraMed.

         5.8 Exclusive Dealing. From the execution of this Agreement until the Closing or the earlier termination of this Agreement, the Company and each of the Stockholders (i) will not directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Company's capital stock, its assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory in the ordinary course), and (ii) will immediately notify QuadraMed regarding any contact between the Company, the Stockholders and any other person or their respective representatives regarding any such offer or proposal or any related inquiry.

         5.9 Restrictions on Transferability of QuadraMed Shares, Compliance with Securities Act.

                  (a) The QuadraMed Shares shall not be transferable in the absence of an effective registration statement under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. In the absence of an effective registration statement under the Securities Act, neither the QuadraMed Shares nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless QuadraMed shall have previously received an opinion of counsel knowledgeable in federal securities law, in form and substance reasonably satisfactory to QuadraMed and accompanied by such supporting documents as QuadraMed may reasonably request, to the effect that registration under the Securities Act is not required in connection with such disposition. QuadraMed shall be entitled to give stop transfer instructions to its transfer agent with respect to the QuadraMed Shares in order to enforce the foregoing restrictions. Notwithstanding the foregoing, QuadraMed agrees that it shall not require an opinion of counsel in connection with Rule 144 transactions except in unusual circumstances.

                  (b) The certificate or certificates representing the Shares shall bear the following legend restricting transfer:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

The certificate shall also include any legend required by any applicable state securities law.


                                   ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES
                        OF QUADRAMED AND ACQUISITION CO.

         QuadraMed and Acquisition Co. hereby represent and warrant to the Company as follows:

         6.1 Organization and Good Standing. QuadraMed and Acquisition Co. are both corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have full corporate power and authority to own, lease and operate their respective properties and carry on their respective businesses and to enter into, deliver and perform their respective obligations under and to consummate the transactions contemplated by this Agreement.

         6.2 Capitalization of QuadraMed and Acquisition Co.

                  (a) As of the date of this Agreement, the authorized capital stock of QuadraMed consists of 20,000,000 shares of Common Stock, par value $0.01, and 5,000,000 shares of Preferred Stock, par value $0.01. All issued and outstanding shares of QuadraMed Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The rights, powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions applicable to the QuadraMed Common Stock are as set forth in the QuadraMed Certificate of Incorporation, as amended, a copy of which has been previously delivered to the Company. All issued and outstanding shares of QuadraMed Common Stock were issued and sold in accordance with all applicable state, federal and foreign laws and regulations. Except with respect to employee stock options, restricted stock and stock purchase plans as set forth in QuadraMed's SEC Filings, there are no options, warrants, subscriptions, convertible debentures or other rights, commitments or any other similar agreements for the purchase of any securities, commitments or rights convertible into or exchangeable for shares of QuadraMed Common Stock. QuadraMed is not a party to, and to QuadraMed's knowledge, none of its stockholders are parties to, any voting trust agreements or other contracts, agreements or arrangements restricting voting rights with respect to QuadraMed Common Stock.

                  (b) As of the date of this Agreement, the authorized capital stock of Acquisition Co. consists of 1,000 shares of Acquisition Co. Common Stock, par value $0.001, all of which shares are issued and outstanding and owned beneficially and of record by QuadraMed. All of the Acquisition Co. Common Stock outstanding on the date hereof has been duly authorized and validly issued and is fully paid and nonassessable. All of the outstanding Acquisition Co. Common Stock is, and immediately prior to the Effective Date will be, owned by QuadraMed.

         6.3 Authority.

                  (a) QuadraMed and Acquisition Co. have the necessary corporate power and authority to enter into and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by QuadraMed and Acquisition Co. have been duly authorized by the Board of Directors and Stockholders of QuadraMed and Acquisition Co. in accordance with applicable law. No further corporate action will be necessary on the part of QuadraMed or Acquisition Co. to make this Agreement valid and binding upon QuadraMed and Acquisition Co. in accordance with its terms. This Agreement has been duly and validly authorized, executed and delivered by QuadraMed and Acquisition Co. and this Agreement (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of QuadraMed and Acquisition Co., enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity). Neither the execution, delivery nor performance of this Agreement by QuadraMed or Acquisition Co., nor the consummation of the transactions contemplated hereby, nor compliance by QuadraMed or Acquisition Co. with the terms and provisions of this Agreement nor the Certificate of Merger will result in a violation or breach of any term or provision of QuadraMed's or Acquisition Co.'s Certificates of Incorporation or Bylaws, or of any statute, rule or regulation applicable to QuadraMed, Acquisition Co., or their businesses, properties, assets or personnel, or conflict with or constitute a violation or breach of, or a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), nor give any party a right to accelerate the due date of any indebtedness or obligation under, any indenture, mortgage, deed of trust, contract or agreement to which QuadraMed or Acquisition Co. is a party or to which its properties or assets are subject, or any instrument, judgment, decree, writ or other restriction to which either QuadraMed or Acquisition Co. is a party or by which the QuadraMed or Acquisition Co. or their businesses, properties, assets or personnel are bound.

                  (b) Except for filing the Certificate of Merger with the Delaware Secretary of State and obtaining any necessary third-party consents, neither QuadraMed nor Acquisition Co. is required to submit any notice, report or other filing with any federal, state or local governmental authority in connection with the execution or delivery or performance by QuadraMed and Acquisition Co. of this Agreement or the consummation of the transactions contemplated herein.

         6.4 QuadraMed Shares. As of the Closing, the QuadraMed Shares will have been duly reserved for delivery pursuant to the terms of this Agreement and will, when so delivered, be duly authorized, validly issued, fully paid and nonassessable shares and will be free and clear of all liens, charges, restrictions, claims and Encumbrances. The Common Stock of QuadraMed may be purchased by the optionholders set forth in Section 3.1(c), when issued, sold and delivered in accordance with the terms of this Agreement and the related option agreements for the consideration expressed therein, will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of all liens, charges, restrictions, claims and Encumbrances.

         6.5 Legal and Regulatory Matters. Except as disclosed in QuadraMed's SEC Filings, (i) there is no claim, suit, action, arbitration, governmental investigation or other proceeding, nor any order, decree or judgment pending or in effect, or, to the Knowledge of QuadraMed, threatened by, against or relating to QuadraMed or any of its properties, assets or business of QuadraMed, or the transactions contemplated hereby, which if determined adversely could have a material adverse effect on the business, assets, properties, operations or condition (financial or otherwise) of QuadraMed and its subsidiaries taken as a whole; (ii) there are no judgments, decrees or orders enjoining QuadraMed in respect of, or the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of business in any area that is material to the business of QuadraMed; (iii) QuadraMed has complied and is complying with all laws, ordinances, treaties and governmental rules, orders and regulations applicable to it or its properties, assets, personnel or business, non-compliance with which could have a material adverse effect on the business, assets, properties, operations, results or condition (financial or otherwise) of QuadraMed and its subsidiaries taken as a whole; and (iv) QuadraMed has obtained all material Licenses necessary for the ownership of its properties and the conduct of its business as currently conducted, and all such Licenses are currently in full force and effect.

         6.6 QuadraMed SEC Filings. The QuadraMed SEC Filings, true, correct and complete copies of which have been furnished to the Company, have been duly filed, were in substantial compliance with the requirements of their respective report forms, were complete and correct in all material respects as of the dates at which the information under the respective forms were furnished and contained, as of such date, do not contain an untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein not misleading, and since the date of the Registration Statement, there has not been any material adverse change in the business, assets, condition (financial or otherwise) or results of operations of QuadraMed and its subsidiaries taken as a whole. The consolidated financial statements of QuadraMed and the related notes and schedules included in the QuadraMed SEC Filings comply fully with the requirements of the Exchange Act and present fairly the consolidated financial position in accordance with generally accepted accounting principles of QuadraMed, as of the dates indicated, and the results of its operations and changes in financial position for the periods therein specified (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). The QuadraMed SEC Filings constitute all of the documents required by applicable securities laws to be filed by it and all such reports have been true, complete and correct in all material respects.

         6.7 Broker's Fees. There are no broker's or finder's fees or obligations due to persons engaged by QuadraMed or Acquisition Co. or any of their employees, officers or directors in connection with the transactions contemplated by this Agreement, except for fees and expenses of its counsel and accountants.

                                  ARTICLE VII.
                   COVENANTS OF QUADRAMED AND ACQUISITION CO.

         QuadraMed and Acquisition Co. hereby covenant and agree as follows:

         7.1 Further Efforts.

                  (a) QuadraMed agrees to use diligent efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, QuadraMed will use diligent efforts to effectuate all such action.

                  (b) As soon as reasonably practicable after the date hereof, and in any event on or prior to the Closing, QuadraMed will use diligent efforts to obtain the consents of all necessary governmental entities and other persons to the Merger and the continued operation by the Company of its business, properties, assets, leaseholds, licenses, contracts and agreements.

         7.2 Confidentiality. In the event of the termination of this Agreement, QuadraMed and its representatives shall keep all information with respect to the Company which has been disclosed to QuadraMed pursuant to this Agreement confidential in accordance with the terms that certain Mutual Nondisclosure Agreement previously entered into by and between the Company and QuadraMed and shall promptly return to the Company all written information provided to QuadraMed by the Company.

         7.3 Public Announcement. So long as this Agreement is in effect, QuadraMed shall not, and shall cause its Affiliates not to, issue or cause the publication of any press release or any other public announcement (including, without limitation, disclosure to employees) with respect to the Merger or any other transaction contemplated by this Agreement without the prior review, and consultation with, the Company with respect to such press release or other public announcement. Notwithstanding the foregoing, the Company and the Stockholders acknowledge and agree that QuadraMed may issue a press release regarding the execution of this Agreement and may make any filings required pursuant to the Exchange Act, which document shall be presented to the Company for review and comment prior to issuance or filing.

         7.4 Benefits for Retained Employees. QuadraMed agrees to cover (or cause to be covered) each employee of the Company who accepts or continues employment with the Surviving Corporation effective as of and from the Closing under QuadraMed's standard employee benefit plans that are in existence for comparably situated employees as of such date. Such employees shall be granted service credit for their last continuous period of employment with the Company for eligibility to participate and vesting purposes in QuadraMed's applicable benefit plans or programs maintained by QuadraMed where such vesting is allowed by law, including, without limitation, disability programs and vacation. Such employees and their dependents shall become eligible to participate in QuadraMed's group medical plan as of the Closing and shall be granted service credit for their last continuous period of employment with the Company and its affiliates, if they are employed in a position or status that is eligible to participate in such group medical plan.

                                  ARTICLE VIII.
                          GENERAL CONDITIONS PRECEDENT

         The obligations of each party hereto to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to fulfillment and satisfaction on or prior to the Closing of each of the following conditions:

         8.1 No Injunctions. No injunction or restraining or other order issued by a court of competent jurisdiction which prohibits the consummation of the transactions contemplated, including, without limitation, the issuance of the QuadraMed Shares by this Agreement shall be in effect (each party agreeing to use reasonably diligent efforts to have any such injunction or order lifted), and no governmental action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the transactions contemplated by this Agreement.

         8.2 No Governmental Proceedings. No action will have been taken, and no statute, rule or regulation will have been enacted, by any state or federal government agency that would render the consummation of the Merger illegal.

         8.3 Governmental Approvals. All governmental filings or approvals required in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, compliance with all applicable federal and state securities laws, shall have been made or received.

                                   ARTICLE IX.
                       CONDITIONS PRECEDENT TO QUADRAMED'S
                   AND ACQUISITION CO.'S OBLIGATIONS TO CLOSE

         The obligations of QuadraMed and Acquisition Co. to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (unless waived pursuant to Section 12.3 hereof):

         9.1 Due Diligence. QuadraMed and Acquisition Co. shall have completed and approved their due diligence review of the business affairs and operations of the Company, as determined in their sole and absolute discretion.

         9.2 Certificates of the Company and the Stockholders. The representations and warranties of the Company and the Stockholders under Article IV shall have been true in all material respects when made and shall be true in all material respects as of the Closing with the same effect as though made at such time, except for changes occurring or arising after the date of this Agreement in carrying out the transactions contemplated herein or which have been approved in writing by QuadraMed. At the Closing, the Company shall have delivered a certificate, signed by an executive officer of the Company and each of the Stockholders, dated as of the Closing Date, certifying that the Company and the Stockholders shall have materially performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

         9.3 No Material Adverse Effect. Since September 30, 1996 the Company shall not have experienced any Material Adverse Effect.

         9.4 Third Party Consents. All consents or approvals of the third parties set forth on Schedule 4.22 shall have been obtained, including, without limitation, that of Sirrom Investments, Inc.

         9.5 Legal Opinion of the Company's Counsel. QuadraMed and Acquisition Co. shall have received an opinion, dated as of the Closing, of Kilpatrick & Cody, LLP, counsel for the Company, in form and substance reasonably acceptable to counsel for QuadraMed.

         9.6 Certified Resolutions. The Company shall have delivered to QuadraMed and Acquisition Co. true and complete copies of the resolutions of its Board of Directors and the Stockholders pursuant to which the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby were duly and validly authorized, adopted and approved, certified by the Company's Secretary and to be in full force and effect as of the Closing.

         9.7 Letters of Resignation. QuadraMed shall have received letters of resignation addressed to the Company from all members of the Board of Directors of the Company and all executive officers of the Company (except Kevin H. Arner, President of the Company ("Arner")), which resignations shall be effective as of the Closing.

         9.8 Employment Agreement and Non-Compete Agreements. Arner shall have executed and delivered to QuadraMed an Employment Agreement with the Surviving Corporation substantially in the form attached hereto as Exhibit "D" and incorporated herein by this reference (the "Employment Agreement") to serve as President and Chief Operating Officer of the Surviving Corporation, and each officer, director and Stockholder identified by QuadraMed shall execute a Non-Competition and Non-Interference Agreement with QuadraMed and the Surviving Corporation and the Company substantially in the form attached hereto as Exhibit "E" and incorporated herein by this reference.

         9.9 Other Employment Agreements. Any existing employment agreements with other employees of the Company (other than Arner) shall have been terminated and such employees shall be deemed to be "at-will" employees as of the Closing.

         9.10 Pooling of Interests. QuadraMed and the Surviving Corporation shall have received satisfactory assurance from their accountants that the Merger shall be accounted for as a pooling of interests.

         9.11 Registration Rights Agreements. Each of the Stockholders shall have executed and delivered to QuadraMed the Registration Rights Agreement.

         9.12 ISSC Licenses. ISSC shall have been invoiced for the software licensed to ISSC pursuant to the two (2) software licenses attached hereto as
Schedule 9.12 in a fashion
permitting recognition of the revenue relating thereto pursuant to generally accepted accounting principles.

         9.13 Sirrom Capital Releases. Sirrom Capital, L.P. and Sirrom Capital Corporation (collectively "Sirrom") shall have executed documentation reasonably satisfactory to QuadraMed's counsel evidencing release of all Encumbrances in favor of Sirrom with respect to the Company's properties or assets, including, without limitation, execution of a UCC-3 Termination Statement.

         9.14 Proceedings Satisfactory to Counsel. All proceedings taken by the Company and the Stockholders and all instruments executed and delivered by the Company and the Stockholders on or prior to the Closing in connection with the transactions contemplated herein shall be reasonably satisfactory in form and substance to the counsel for QuadraMed and Acquisition Co.

                                   ARTICLE X.
                      CONDITIONS PRECEDENT TO THE COMPANY'S
                   AND THE STOCKHOLDERS' OBLIGATIONS TO CLOSE

         The obligations of the Company and the Stockholders to consummate the Merger and the other transactions contemplated by this Agreement are subject to the fulfillment and satisfaction at or prior to the Closing of each of the following conditions (unless waived pursuant to Section 12.3 hereof):

         10.1 Certificates of QuadraMed and Acquisition Co. The representations and warranties of QuadraMed and Acquisition Co. under Article VI shall have been true in all material respects when made and shall be true in all material respects as of the Closing with the same effect as though made at such time, except for changes occurring or arising after the date of this Agreement in carrying out the transactions contemplated herein. QuadraMed and Acquisition Co. shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing, and QuadraMed and Acquisition Co. shall have delivered to the Company certificates of QuadraMed and Acquisition Co., dated the date of the Closing and signed by an executive officer of QuadraMed and Acquisition Co., certifying to all such effects.

         10.2 Certified Resolutions. QuadraMed and Acquisition Co. shall have delivered to the Company true and complete copies of the resolutions of their respective Boards of Directors pursuant to which the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby were duly and validly authorized, adopted and approved, certified by the Secretary of each and to be in full force and effect as of the Closing.

         10.3 Third Party Consents. All necessary consents or approvals of the third parties shall have been obtained.

         10.4 Legal Opinion. Company and the Stockholders shall have received an opinion, dated as of the Closing, of Zevnik Horton Guibord & McGovern, L.L.P., counsel for QuadraMed and Acquisition Co. in form and substance reasonably acceptable to counsel for the Company and its Stockholders.

         10.5 Closing Consideration. QuadraMed shall have delivered the Closing Consideration to the Stockholders and duly executed options agreements with respect to the options set forth on Section 3.1(c) less amounts to be escrowed pursuant to Section 11.2(c).

         10.6 Employment Agreement. Acquisition Co. shall have executed and delivered to Arner the Employment Agreement.

         10.7 Registration Rights Agreement. QuadraMed shall have executed and delivered the Registration Rights Agreement to the Stockholders.

         10.8 Tax Certification. QuadraMed shall have executed and delivered a Tax Certificate in form and substance reasonably acceptable to counsel for the Company making certain representations and warranties consistent with Section
2.8 hereof.

         10.9 Sirrom Repayment. The outstanding loan made to the Company by Sirrom shall have been repaid in full in accordance with instructions provided by such lenders.

         10.10 Proceedings Satisfactory to Counsel. All proceedings taken by QuadraMed and Acquisition Co. and all instruments executed and delivered by the QuadraMed and Acquisition Co. on or prior to the Closing in connection with the transactions contemplated herein shall be reasonably satisfactory in form and substance to the counsel for Company and the Stockholders.

                                   ARTICLE XI.
                SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATIONS

         11.1 Survival of Representations.

                  (a) The Company's and the Stockholders' Representations. All representations and warranties and all covenants of either the Company or the Stockholders contained in this Agreement will survive the Closing and remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement until the earlier of (i) the date of the first audit report (after the Effective Time) on the financial statements of QuadraMed with respect to items expected to be encountered in such audit in light of the audit scope and (ii) one year from the date of Closing (the "Survival

Period") and, thereafter, to the extent a claim is made prior to the expiration with respect to any breach of such representation, warranty or covenant, until such claim is finally determined or settled, whereupon such representation, warranties and covenants will expire.

                  (b) QuadraMed's and Acquisition Co.'s Representations. QuadraMed's and Acquisition Co.'s representations, warranties and covenants contained in this Agreement will terminate as of the expiration of the Survival Period. Any judgment or settlement of a claim against either QuadraMed or Acquisition Co. for a breach of its obligations hereunder brought after the Effective Date will be settled in QuadraMed Common Stock, valued at the average Daily Price of QuadraMed Common Stock for the thirty (30) trading days immediately preceding the date on which QuadraMed and Acquisition Co. delivered shares of QuadraMed Common Stock in connection with such a breach.

         11.2 Indemnification by the Company and the Stockholders.

                  (a) The Company and each of the Stockholders will indemnify and hold harmless QuadraMed and Acquisition Co. and their respective officers, directors, agents and employees, and each Person, if any, who controls or may control QuadraMed or Acquisition Co. within the meaning of the Securities Act (each, an "Indemnified Person" and collectively, the "Indemnified Persons"), from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees and expenses ("Losses"), arising out of or relating to any misrepresentation or breach of or default or other action or omission in connection with either (i) any of the representations, warranties and covenants given or made by the Company or the Stockholders in this Agreement, in any exhibit or schedule hereto or any certificate, document or instrument delivered by or on behalf of the Company pursuant hereto, or (ii) any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against any Indemnified Person that relate to the Company or any of the Stockholders in which the principal event giving rise thereto occurred prior to the Closing or which result from or arise out of any action or inaction prior to the Closing of the Stockholders, the Company or any director, officer, employee, agent, representative or subcontractor of the Company, except for those which the Surviving Corporation specifically assumes in writing. Any claim for indemnification hereunder must be made on or prior to the expiration of the Survival Period; provided, however, that any claim made prior to such expiration shall continue until such claim is finally determined or settled.

                  (b) Notwithstanding the foregoing, the Stockholders shall have no liability with respect to the matters described in paragraph (a) above unless and until the aggregate amount of Losses equal or exceed $25,000 (the "Threshold Amount"). At such time as the aggregate Losses equal or exceed the Threshold Amount, QuadraMed and/or Acquisition Co. shall be indemnified to the full extent of all such Losses (including Losses counted in determining whether the aggregate Losses equal or exceed the Threshold Amount); provided, however, that this paragraph shall not apply to any intentional or fraudulent breach by either the Company or any Stockholder of any covenant or obligation.

                  (c) As security for their obligation to indemnify QuadraMed and/or Acquisition Co. hereunder, concurrently with payment of the Closing Consideration by QuadraMed, the Stockholders shall place into escrow from the Closing Consideration that number of QuadraMed Shares equal to $415,000 (the "Escrow Shares") pursuant to the terms and conditions of that certain Escrow Agreement substantially in the form attached hereto as Exhibit "G" and incorporated herein by this reference, to be held in escrow until the expiration of the Survival Period as security for the indemnification obligations of the Stockholders hereunder.

                  (d) As additional security for their obligation to indemnify QuadraMed and Acquisition Co. hereunder, the Stockholders and the Company hereby grant each of QuadraMed and Acquisition Co. a right of set-off and agree that at any time a payment or amount is owing by either the Stockholders or the Company pursuant to the terms of this Article XI, or either QuadraMed or Acquisition Co. has made a claim for indemnification pursuant to the terms of this Article XI, QuadraMed and Acquisition Co. may set-off, or direct the other party to set-off, amounts owing by either QuadraMed or Acquisition Co. to any of the Stockholders; provided, however, in no event shall Acquisition Co. set-off any amounts due Kevin Arner pursuant to the Employment Agreement. Any dispute regarding indemnification pursuant to this Article XI (including, without limitation, the amount of Damages suffered or the interpretation of the terms hereof), shall be settled pursuant to binding arbitration in accordance with the terms of Section
13.8 below.

                  (e) Anything herein to the contrary notwithstanding, the aggregate amount of all claims subject to indemnification hereunder for which any particular Stockholder shall be liable shall not exceed the sum of (i) the Fair Market Value at the time of each claim for indemnification of the QuadraMed Shares held by such Stockholder at the time of each such claim for indemnification, plus (ii) the aggregate proceeds received by such Stockholder from the prior sale of his, her or its QuadraMed Shares.

                  (f) QuadraMed, Acquisition Co. and the Indemnified Persons shall not be entitled to recover under Section 11.2 to the extent the subject matter of the claim is reimbursed by insurance proceeds (including title insurance) held by the Company, the Surviving Corporation or QuadraMed.

                  (g) The amount of any recovery by QuadraMed, Acquisition Co. and the Indemnified Persons pursuant to Section 11.2 shall be net of any actual Tax benefits inuring to QuadraMed or Acquisition Co. solely in the tax year in which the event giving rise to the indemnification occurred and to the extent such Tax benefits result from such claim.

         11.3 Indemnification by QuadraMed and Acquisition Co. QuadraMed and Acquisition Co. will indemnify and hold harmless the Company and each of the Stockholders and their respective Indemnified Persons from and against any and all Losses, arising out of or relating to any misrepresentation or breach of or default or other action or omission in connection with either (i) any of the representations, warranties and covenants given or made by QuadraMed and Acquisition Co. in this Agreement, and any exhibit or schedule hereto or any certificate, document or instrument delivered by or on behalf of QuadraMed or Acquisition Co. pursuant hereto, or (ii) any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against any Stockholder or Indemnified Person incident to any of the foregoing.

         11.4 Notice of Third-Party Claims; Assumption of Defense. Each indemnified party shall give reasonably prompt notice of a claim ("Claims Notice") to each indemnifying party, in accordance with the terms of Section 13.3, of the assertion of any claim, or the commencement of any suit, action or proceeding by any third party in respect of which indemnity may be sought hereunder, and shall give the indemnifying parties such information with respect thereto as the indemnifying parties may reasonably request. The giving of such Claims Notice shall not be condition precedent to indemnification hereunder; however, failure to give reasonably prompt notice shall reduce the indemnified party's recovery from the indemnifying parties only by an amount equal to the damages, costs and expenses (including attorneys fees) caused by such delay. Upon receipt of such notice, each indemnifying party may, at its own expense,
(i) participate in and (ii) upon notice to each indemnified party of such indemnifying party's written agreement that the indemnified party is entitled to indemnification pursuant to this Article XI for Losses arising out of such third-party claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, that (x) the indemnifying party's counsel is reasonably satisfactory to the indemnified party; (y) the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding and (z) the indemnified party shall not be required to permit the indemnifying party to assume the defense of any third-party claim which if not first paid, discharged or otherwise complied with would result in an imminent, material interruption or cessation of the conduct of the Company's business or any material part thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         11.5 Settlement or Compromise. Any settlement or compromise made or caused to be made by the indemnified party or, the indemnifying party, as the case may be, of any third party such claim, suit, action or proceeding of the kind referred to in Section 11.4 shall also be binding upon the indemnifying party or the indemnified party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. The indemnified party will give the indemnifying party at least thirty (30) days notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time an indemnifying party may assume the defense of such claim, suit, action or proceeding and if it does so the proposed settlement or compromise may not be made.

         11.6 Failure of Indemnifying Party to Act. In the event that an indemnifying party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the indemnified party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the indemnifying party of its obligations hereunder.

         11.7 Procedure for Indemnification. Upon becoming aware of a claim for indemnification hereunder (whether as a result of any third-party claim, suit, action or proceeding of the kind referred to in Section 11.4, or in connection with any other Losses which the indemnified party deems to be within the ambit of this Article XI), the indemnified party shall give, in accordance with the terms of Section 13.3, a Claims Notice to the indemnifying party. If the indemnifying party does not object to such claim within thirty (30) days of receiving such Claims Notice, the indemnified party shall be conclusively entitled to recover the amount of such claim. If the indemnifying party gives written notice objecting to such claim within a thirty (30) day period, then any dispute shall be settled by arbitration in accordance with Section 13.8.

         11.8 Certificate of Incorporation and Bylaws. Notwithstanding anything to the contrary contained in the Company's Certificate of Incorporation or Bylaws, the indemnification provisions of this Article XI shall take precedence over such Certificate of Incorporation or Bylaws. No Stockholder nor any other director or officer incumbent at any time prior to the Closing shall be entitled to indemnification directly or indirectly under the Company's Certificate of Incorporation or Bylaws or otherwise for any matter upon which the Company or any Stockholder has or might have an indemnification obligation hereunder and the Certificate of Incorporation and Bylaws shall be deemed amended accordingly. However, the provisions of this Section 11.8 are intended only for the regulation of relations between the Company and the Stockholders and any indemnified party. This Section 11.8 is not intended for the benefit of creditors or other third parties and does not grant any rights to creditors or other third parties.

         11.9 Exclusivity. The indemnifications provisions contained in this
Article XI shall be the sole and exclusive remedy of the breach of this Agreement or any action taken in connection with this Agreement. The only legal action which may be asserted by any party with respect to any matter which is the subject of this Article 11 shall be a contract action to enforce or to recover damages for breach of this Article 11. Notwithstanding anything contained in this Section 11.9, the rights of any party shall not be impaired or otherwise affected in any matter with respect to fraudulent misrepresentations.

                                  ARTICLE XII.
                                   TERMINATION

         12.1 Termination. This Agreement and the Merger contemplated hereby may be terminated at any time prior to the Closing, whether before or after approval of this Agreement and the Merger by the Stockholders, as follows, and in no other manner:

                  (a) By mutual written consent of QuadraMed and the Company;

                  (b) By QuadraMed or the Company if any of the conditions set forth in Article VIII shall not have been satisfied as of the date of the Closing;

                  (c) By QuadraMed if any of the conditions set forth in Article IX shall have not been satisfied as of the date of the Closing;

                  (d) By the Company if any of the conditions set forth in
Article X shall have not been satisfied as of the date of the Closing; or

                  (e) By either QuadraMed or the Company if the Closing shall have not been consummated on or before December 15, 1996; provided, however, with respect to (b)-(d) that the terminating party has complied with or performed or tendered performance of all covenants and agreements, and satisfied all conditions contained herein which are to be complied with, performed or satisfied by such party immediately prior to or at the Closing; provided, further, that a party shall promptly notify the other parties hereto in writing if it becomes aware of circumstances which would cause such other party to breach or be unable to comply with or perform the conditions set forth in
Article VIII, IX or X as is appropriate.

         12.2 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 12.1 hereof, all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to another, and each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein or therein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel; provided, that the obligations of the Company contained in Section 5.5 hereof and the obligations of QuadraMed and Acquisition Co. contained in Section 7.2 hereof shall survive any such termination; and provided, further, that nothing herein shall relieve any party of any liability with respect to or arising out of any breach of its obligations, covenants or agreements hereunder and such termination shall not constitute an election of remedies nor limit the non-breaching parties from pursuing whatever rights and remedies they may have at law, in equity or otherwise.

         12.3 Waiver of Conditions. If any of the conditions specified in
Article VIII hereof has not been satisfied, QuadraMed and the Company may nevertheless mutually agree to proceed with the transactions contemplated hereby. If any of the conditions specified in Article IX hereof has not been satisfied, QuadraMed and Acquisition Co. may nevertheless at the election of QuadraMed proceed with the transactions contemplated hereby. If any of the conditions specified in Article X hereof has not been satisfied, the Company and the Stockholders may nevertheless at the election of the Company proceed with the transactions contemplated hereby.

         12.4 Payment of Expenses. The Stockholders (on behalf of themselves and the Company) and QuadraMed will pay all of their respective costs and expenses (including fees and expenses of legal counsel, accountants and financial advisors) incurred by such party in connection with the transactions contemplated by this Agreement, regardless of whether the Merger is consummated. The costs and expenses incurred by the Company and the Stockholders in connection with the transactions contemplated hereby may be paid from the Company's corporate funds up to a maximum of $10,000. Neither QuadraMed, Acquisition Co. nor the Company will be obligated to any person for any finders or broker's fee in connection with the proposed Merger.

                                  ARTICLE XIII.
                                     GENERAL

         13.1 Amendments. Subject to applicable law, this Agreement, the Certificate of Merger and any exhibit attached hereto or thereto may be amended by the parties hereto at any time prior to the Effective Date; provided, however, that any such amendment must be in writing and executed by all parties hereto.

         13.2 Assignment. The rights under this Agreement shall not be assignable nor the duties delegable by any party without the written consent of the other parties and nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary.

         13.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by facsimile transmission, or when mailed, by United States certified or registered mail, prepaid, to the parties or their assignees at the following addresses or facsimile numbers (or at such other address as shall be given in writing by QuadraMed and Acquisition Co. to the Company and to QuadraMed by the Company):

To the Company:                    InterMed Healthcare Systems Inc.
                                   Attention: Kevin H. Arner
                                   245 Peachtree Center Avenue, N.E.

                                   Marquis One Tower, Suite 350
                                   Atlanta, Georgia 30303
                                   Facsimile: (404) 818-0044

With a copy to:                    Reinaldo Pascual, Esq.
                                   Kirkpatrick & Cody, L.L.P.
                                   1100 Peachtree Street, Suite 2800
                                   Atlanta, Georgia 30309-4530
                                   Facsimile: (404) 815-6555

To QuadraMed/Acquisition Co.:      QuadraMed Corporation
                                   Attention: James D. Durham
                                   80 East Sir Francis Drake Boulevard, Suite 2A
                                   Larkspur, California 94939
                                   Facsimile: (415) 464-3953

With a copy to:                    Steven G. Rowles, Esq.
                                   Zevnik Horton Guibord & McGovern, L.L.P.
                                   101 West Broadway Street, Suite 1750
                                   San Diego, California 92101
                                   Facsimile: (619) 515-9629

         13.4 Further Assurances. QuadraMed and Acquisition Co., on the one hand, and the Company, on the other hand, agree that from time to time after the Closing, at the other's request and without further consideration or consent, each will execute and deliver such additional instruments as the other may reasonably request to confirm more effectively the status of the Company as a subsidiary of QuadraMed, and, from and after the date hereof if there are any rights of the Company vis-a-vis third parties which would not continue beyond the time of the Merger without the consent of any such third party, to try with the cooperation and assistance of each other to obtain such consent promptly.

         13.5 Entire Agreement. This Agreement (including all exhibits and schedules attached hereto and thereto and all documents delivered as provided for herein and therein) contain the entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby and supersedes all prior negotiations, discussions, agreements and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof; provided, however, that certain Mutual Nondisclosure Agreement between the parties hereto shall continue in full force and effect.

         13.6 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile (with originals to follow by United States mail), and such facsimile shall be conclusive evidence of the consent and ratification of the signatories hereto.

         13.7 Governing Law. This Agreement shall be construed by and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws.

         13.8 Resolutions of Indemnification Disputes. Any controversy arising out of the indemnification provisions of Article XI of this Agreement or breach thereof shall be settled by arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association, and judgment entered upon the award rendered by arbitrator may be enforced by appropriate judicial action pursuant to the California Code of Civil Procedure. The arbitration panel shall consist of one (1) member, which shall be a person agreed to by each party to dispute within thirty (30) days following notice by one party that desires the matter to be arbitrated. If the parties are unable within such thirty (30) day period to agree upon an arbitrator, than the panel shall be one (1) arbitrator selected by the Chicago office of the American Arbitration Association, which arbitrator shall be experienced in commercial law and acquisition transactions and knowledgeable with respect to the subject matter of the dispute. The losing party shall bear any fees and expenses of the arbitrator, other tribunal fees and expense and reasonable attorney's fees of both parties, and the cost of such witness and other reasonable costs or expenses incurred by him or the prevailing party. The arbitrator shall render a decision within thirty (30) days following the close of presentation by the parties to their cases and any rebuttal. The parties shall agree within thirty (30) days following the selection of the arbitrator to any pre-hearing procedures or further procedures necessary for the arbitration to proceed, including, interrogatories or other discovery, provided, in any event, each party shall be entitled to discovery in accordance with applicable rules.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Acquisition Agreement and Plan of Merger as of the date first written above.

QUADRAMED                               QUADRAMED CORPORATION

                                        By: /s/ JAMES D. DURHAM
                                           -------------------------------------
                                                James D. Durham
                                                Chief Executive Officer

ACQUISITION CO.                         INTERMED ACQUISITION CORPORATION

                                        By: /s/ JAMES D. DURHAM
                                           -------------------------------------
                                                James D. Durham
                                                Chief Executive Officer

INTERMED                                INTERMED HEALTHCARE SYSTEMS INC.

                                        By: /s/ KEVIN H. ARNER
                                           -------------------------------------
                                                Kevin H. Arner
                                                President

       [SIGNATURE PAGE NO. 1 TO ACQUISITION AGREEMENT AND PLAN OF MERGER]

STOCKHOLDERS

/s/ R. KIRBY GODSEY                        /s/ DAN BYRNE
-------------------------------------      -------------------------------------
R. Kirby Godsey                            Dan Byrne


/s/ EMILY P. MYERS                         /s/ G. LAMAR HORTON
-------------------------------------      -------------------------------------
Emily P. Myers                             G. LaMar Horton


/s/ KEVIN H. ARNER                         SIRROM CAPITAL CORPORATION
-------------------------------------
Kevin H. Arner


                                           By: /s/ CARL W. STRATH
                                               ---------------------------------
                                           Name: Carl W. Strath
                                                 -------------------------------
/s/ OBI OKEHI                              Title: Chief Financial Officer
-------------------------------------             ------------------------------
Obi Okehi


/s/ CLINTON N. PARKER
-------------------------------------
Clinton N. Parker


/s/ MICHAEL A. MILLS and WATSON E. MILLS
-------------------------------------
Michael A. Mills and Watson E. Mills,
as joint tenants with rights of survivorship


/s/ MICHAEL A. MILLS and WATSON E. MILLS
-------------------------------------
Michael A. Mills and Watson E. Mills,
as joint tenants with rights of survivorship


/s/ BOBBY POPE
-------------------------------------
Bobby Pope


/s/ DONALD MIDKIFF
-------------------------------------
Donald Midkiff

       [SIGNATURE PAGE NO. 2 TO ACQUISITION AGREEMENT AND PLAN OF MERGER]

                                   EXHIBIT "A"

                              CERTIFICATE OF MERGER
                                       OF
                        INTERMED HEALTHCARE SYSTEMS INC.
                                      INTO
                        INTERMED ACQUISITION CORPORATION

         The undersigned corporation organized and existing under and by virtue of the Delaware General Corporation Law does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                  Name                                    State of Incorporation

                  InterMed Healthcare Systems Inc.        Delaware
                  InterMed Acquisition Corporation        Delaware

         SECOND: That an Acquisition Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

         THIRD: That a stockholder vote approving the merger pursuant to the Acquisition Agreement and Plan of Merger between the parties to the merger need not be approved by the stockholders of the surviving constituent corporation pursuant to Section 251(f) of the Delaware General Corporation Law, and, as of the date hereof, the merger qualifies for Section 251(f) treatment.

         FOURTH: That the name of the surviving corporation of the merger is InterMed Acquisition Corporation.

         FIFTH: That the authorized capital stock of the non-surviving corporation consists of 1,000,000 shares of Common Stock, $0.001 par value, of which 125,312 shares are duly and validly issued and outstanding.

         SIXTH: That the Certificate of Incorporation of InterMed Acquisition Corporation, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

         SEVENTH: That the executed Acquisition Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 80 East Sir Francis Drake Boulevard, Suite 2A, Larkspur, California 94939.

         EIGHTH: That a copy of the Acquisition Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

         NINTH: That this Certificate of Merger shall be effective on the Closing as that term is defined in the Acquisition Agreement and Plan of Merger (but in no event after the 90th day following the filing of this Certificate of Merger).

                                        INTERMED ACQUISITION CORPORATION

                                        By: /s/ JAMES D. DURHAM
                                           -------------------------------------
                                                James D. Durham
                                                President


ATTEST:


/s/ JOHN V. CRACCHIOLO
-----------------------------------
    John V. Cracchiolo
    Secretary

                                   EXHIBIT "B"

                          REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is entered into as of December 5, 1996, by and among QuadraMed Corporation, a Delaware corporation (the "Company"), and certain holders of the Common Stock of the Company listed on Schedule "A" attached hereto and incorporated herein by this reference (each, a "Stockholder" and collectively, the "Stockholders").

         WHEREAS, pursuant to that certain Acquisition Agreement and Plan of Merger by and between the Company and InterMed Acquisition Corporation, a Delaware corporation ("Acquisition Co."), on the one hand, and InterMed Healthcare Systems Inc., a Delaware corporation ("InterMed"), and the Stockholders, on the other hand, dated as of December 2, 1996 (the "Merger Agreement"), (i) InterMed shall be merged with and into Acquisition Co. (the "Merger") and (ii) by virtue of the Merger, the Stockholders, who are all of the stockholders of InterMed, shall be entitled to receive shares of the Company's Common Stock and/or options to purchase shares of the Company's Common Stock (collectively, the "Shares") as consideration for the Merger and in exchange for cancellation of each share of issued and outstanding InterMed Common Stock and each option to purchase InterMed Common Stock held by the Stockholders as of the date hereof.

         WHEREAS, pursuant to the Merger Agreement, the Stockholders have each made customary representations and warranties in order for the issuance of the Shares by the Company to be exempt from the registration requirements of the Securities Act pursuant to the private placement exemption provided by Regulation D promulgated under the Securities Act, and applicable state securities laws.

         WHEREAS, the Company desires to grant to the Stockholders "piggyback" registration rights for the Shares, and the Company and the Stockholders desire that this Agreement shall govern the rights of the Stockholders to cause the Company to register the Shares, as well as certain other matters as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

         1.       Definitions.

                  (a) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (b) "Registrable Securities" means (i) the Shares issued to the Stockholders pursuant to the Merger Agreement and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with any exemption under the Securities Act, including, without limitation, Rule 144 promulgated by the SEC under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a person will be deemed to be a holder of Registrable Securities whenever such person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

                  (c) "Securities Act" means the Securities Act of 1933, as amended.

                  (d) "SEC" means the Securities and Exchange Commission.

         2.       Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register (but without the obligation to do so or to consummate any such registration once filed) any of its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations as set forth in Section 5 hereof.

                  (b) Underwritten Registrations. For any Piggyback Registration executed by means of an underwriting, the Company shall include such information in the written notice referred to in Section 2(a) above. The underwriter will be selected by the Company. No holder of Registrable Securities may participate in any registration hereunder which is underwritten unless such holder (i) agrees to sell such holder's securities on the basis provided in customary underwriting arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range reasonably acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration and such other securities of the Company with the right to participate in such registration, pro rata among the holders of such Registrable Securities and such other securities on the basis of the number of shares owned by each such holder.

                  (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, and (ii) second, the Registrable Securities requested to be included in such registration and any other securities requested to be included in such registration, pro rata among the holders of all such securities on the basis of the number of securities owned by each such holder.

         3. Registration Procedures. Whenever the Company is required by the provisions hereof to effect the registration of Registrable Securities under the Securities Act, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the holders of the Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the holders of the Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each holder of the Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such an agreement provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the holders of the Registrable Securities greater than the obligations set forth in Section 7.

                  (f) Notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such holder's Registrable Securities.

         5.       Registration Expenses.

                  (a) Except as set forth in Section 5(b) below, all expenses incident to the Company's performance of or compliance with the Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (collectively, the "Registration Expenses"), will be borne by the Company.

                  (b) Notwithstanding the foregoing, the holders of the Registrable Securities shall be obligated to pay, pro rata among the holders of the Registrable Securities on the basis of the number of securities owned by each such holder, (i) the underwriting discounts and commissions relating to the Registrable Securities included in any registration hereunder and (ii) all fees and expenses for separate counsel (if any) retained by the holders of the Registrable Securities in connection with such registration.

         6. Delay of Registration. No holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration under this Agreement as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         7. Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each holder of Registrable Securities and the officers, directors and partners of such holder, any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act or any state securities law or any rule, or of any regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay to each such holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling holder of Registrable Securities will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reasonable reliance upon and in conformity with written information furnished by such holder of Registrable Securities expressly for use in connection with such registration; and each such holder of Registrable Securities will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 7(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the holder of Registrable Securities, which consent shall not be unreasonably withheld.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

                  (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements, omissions or other actions or violations that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

                  (f) The obligations of the Company and holders under this
Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

         8. Reports Under the 1934 Act. With a view to making available to the holders of the Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit such holders to sell the Registrable Securities to the public without registration, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the Merger.

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act.

                  (c) Furnish to any holder of the Registrable Securities, so long as such holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC and (iii) such other reports and documents of the Company and information in the possession of or reasonably obtained by the Company as may be reasonably requested in availing any holder of the Registrable Securities of any rule or regulation of the SEC which permits the selling of any such securities without registration.

         9. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a holder of Registrable Securities to a transferee or assignee of such securities who, after such assignment or transfer, holds at least five thousand (5,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by the terms and conditions of this Agreement; (iii) such assignment complies with the Securities Act; and
(iv) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

         10. Termination of Registration Rights. The Company shall have no further obligations pursuant to this Agreement three (3) years after the closing date of the Merger.

         11.      Miscellaneous.

                  (a) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

                  (b) Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement (and Schedule "A" hereto) shall be governed by the internal law, and not the law of conflicts, of Delaware.

                  (c) Counterparts; Facsimile. This Agreement may be executed simultaneously in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be effectively executed via facsimile transmission, with a hard copy to follow via overnight courier.

                  (d) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                  (e) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered personally to the recipient, sent by reputable express courier service (charges prepaid) or sent by certified or registered mail, return receipt requested and postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the United States mail. Such notices, demands and other communications shall be sent to the Company and each of the Stockholders at the addresses indicated in the records of the Company for such Stockholder, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  (f) Amendments and Waivers. Except as otherwise provided herein, amendment or waiver to the provisions of this Agreement, or grants of registration rights prior or superior to the rights of the holders Registrable Securities may be made only upon the prior written consent of the Company and the holders of at least a majority of the Registrable Securities.

                  (g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (h) Entire Agreement. This Agreement (including Schedule "A" hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects contained herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Registration Rights Agreement as of the date first written above.

COMPANY                                 QUADRAMED CORPORATION


                                        By:   /s/ JAMES D. DURHAM
                                              -------------------------
                                        Name: James D. Durham
                                              -------------------------
                                        Title: Chief Executive Officer
                                              -------------------------

             [SIGNATURE PAGE NO. 1 TO REGISTRATION RIGHTS AGREEMENT]

STOCKHOLDERS

/s/ R. KIRBY GODSEY                               /s/ DAN BYRNE
-----------------------------                     ------------------------------
R. Kirby Godsey                                   Dan Byrne

/s/ EMILY P. MYERS                                /s/ G. LAMAR HORTON
-----------------------------                     ------------------------------
Emily P. Myers                                    G. LaMar Horton

/s/ KEVIN H. ARNER
-----------------------------                     SIRROM INVESTMENTS, INC.
Kevin H. Arner

/s/ OBI OKEHI                                     By: /s/ CARL W. STRATH
-----------------------------                         --------------------------
Obi Okehi                                         Name: Carl W. Strath
                                                      --------------------------
                                                  Title: Chief Financial Officer
/s/ CLINTON N. PARKER                                  -------------------------
-----------------------------
Clinton N. Parker

/s/ MICHAEL A. MILLS and WATSON E. MILLS,
-----------------------------
Michael A. Mills and Watson E. Mills,
as joint tenants with rights of survivorship

/s/ MICHAEL A. MILLS and WATSON E. MILLS,
-----------------------------
Michael A. Mills and Joyce H. Mills,
as joint tenants with rights of survivorship

/s/ BOBBY POPE
-----------------------------
Bobby Pope

/s/ DONALD MIDKIFF
-----------------------------
Donald Midkiff

             [SIGNATURE PAGE NO. 2 TO REGISTRATION RIGHTS AGREEMENT]

                                  SCHEDULE "A"

                                  STOCKHOLDERS

R. Kirby Godsey
Emily P. Myers
Kevin H. Arner
Obi Okehi
Clinton N. Parker
Michael A. Mills and Watson E. Mills, as joint tenants with rights of survivorship
Michael A. Mills and Joyce H. Mills, as joint tenants with rights of survivorship
Bobby Pope
Donald Midkiff
Dan Byrne
G. LaMar Horton
Sirrom Investments, Inc.

                                   EXHIBIT "C"

                               OPINION OF COUNSEL

                                December 5, 1996



InterMed Healthcare Systems Inc.
and its stockholders
245 Peachtree Center Avenue, N.E.
Marquis One Tower, Suite 350
Atlanta, Georgia 30303

Ladies and Gentlemen:

         We have represented QuadraMed Corporation, a Delaware corporation, and InterMed Acquisition Corporation, a Delaware corporation (collectively, the "Companies") in connection with the transactions which are the subject of that certain Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of December 2, 1996 by and among the Companies, on the one hand, and InterMed Healthcare Systems Inc., a Delaware corporation ("InterMed"), and the stockholders of InterMed (collectively, the "Stockholders"), on the other hand, pursuant to which (i) InterMed shall be merged with and into InterMed Acquisition Corporation (the "Merger") and (ii) by virtue of the Merger, the Stockholders shall be entitled to receive shares and/or options to purchase shares of the Common Stock of QuadraMed Corporation (the "Shares") as consideration for the Merger and in exchange for cancellation of each share of issued and outstanding InterMed Common Stock and each option to purchase InterMed Common Stock held by the Stockholders as of the date hereof (collectively, the "Merger Transactions"). We have acted solely as special counsel to the Companies in connection with the Merger Transactions, and not as general counsel for the Companies. This opinion is being rendered pursuant to
Section 10.4 of the Merger Agreement. Unless otherwise defined herein, the definitions of capitalized terms used in this opinion shall be the same as those set forth in the Merger Agreement.

         In our capacity as counsel to the Companies, we have examined originals, or copies identified to our satisfaction as being true copies of such corporate records, agreements, instruments and other documents of the Companies as in our judgment are necessary or

InterMed Healthcare Systems Inc.
December 5, 1996
Page 2

appropriate to enable us to render the opinions expressed below. These records, agreements, instruments and documents include, without limitation, the following:

         1. The Merger Agreement, the exhibits and schedules attached thereto, including any such exhibits as executed and delivered as a definitive agreement in connection with the Merger Transactions, and the various stock option agreements described in Section 10.5 of the Merger Agreement (collectively, the "Transaction Documents");

         2. The Certificates of Incorporation of the Companies, as amended;

         3. The Bylaws of the Companies, as amended;

         4. A Certificate in Support of Legal Opinion of the executive officers of the Companies dated as of the date hereof, attached hereto as Exhibit "A" and incorporated herein by this reference (the "Certificate in Support of Legal Opinion").

         As to all questions of fact material to this opinion that have not been independently established or of which the attorneys in this firm who have worked on the Merger Transactions do not have material knowledge, we have relied without verification upon the Certificate in Support of Legal Opinion, certificates or other comparable documents of officers and representatives of the Companies, the representations and warranties of the Companies contained in the Merger Agreement and the certificates of good standing of the Delaware Secretary of State for each of the Companies, attached hereto as Exhibit "B" and incorporated herein by this reference.

         This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, this opinion letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described on the Accord. This opinion letter should be read in conjunction with the Accord. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Accord. This opinion letter is also governed by, and shall be interpreted in accordance with, the "California Provisions" and the "California Generic Exception" as defined in the Business Law Section of the California State Bar Report on the Third-Party Legal Opinion Report of the ABA Section of Business Law (dated May 1992), and is therefore subject to a number of additional qualifications, exceptions, and understandings all as more particularly described in the California Provisions and California Generic Exception, and this opinion letter should also be read in conjunction therewith.

         We do not opine on any laws other than the laws of the States of California and Delaware and the federal laws of the United States.

InterMed Healthcare Systems Inc.
December 5, 1996
Page 3

         The Merger Agreement and all Exhibits thereto are referred to herein collectively as the "Transaction Documents".

         Based on the above, and subject to the qualifications set forth herein, it is our opinion that:

         1. The Companies are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. The authorized capital stock of QuadraMed Corporation consists of 20,000,000 shares of Common Stock, $0.01 par value, 5,697,308 shares of which are outstanding as of the date hereof, and 5,000,000 shares of Preferred Stock, $0.01 par value, no shares of which are outstanding as of the date hereof. The outstanding shares of capital stock of QuadraMed Corporation are duly authorized, validly issued, fully paid and non-assessable. As of the Effective Date of the Merger Agreement, and after giving effect to the sale of the Shares to the Stockholders contemplated by the Merger Agreement, the Shares will be duly authorized and validly issued to the Stockholders and will be owned by the Stockholders free and clear of all claims, liens, security interests, charges and encumbrances, assuming the Stockholders have no notice of any adverse claim.

         3. The Companies have the corporate power to execute and deliver the Transaction Documents and to perform their obligations thereunder.

         4. Each of the Companies has duly authorized the execution and delivery of each Transaction Document to which it is a party, and all performance thereunder, and each of the Companies has duly executed and delivered each such Transaction Document.

         5. The Transaction Documents are enforceable against the Companies.

         6. The execution and delivery by the Companies of the Transaction Documents and performance thereunder, would not result in any:

                  (i) violation of the Companies' Certificates of Incorporation or Bylaws;

                  (ii) violation of any existing federal or state constitution, statute, regulation, rule, order or law to which, to our Actual Knowledge, the Companies are subject; or

                  (iii) violation of any judicial or administrative decree, writ, judgment or order to which, to our Actual Knowledge, the Companies are subject.

InterMed Healthcare Systems Inc.
December 5, 1996
Page 4

         7. Except for the filing of a Certificate of Merger with the State of Delaware, no consent, approval, authorization or other action by, or filing with, any governmental authority of the United States, the State of Delaware, or the State of California is required for the Companies' execution and delivery of the Merger Agreement and the consummation of the transactions contemplated therein.

         This opinion is solely for the information of the addressees hereof in connection with the Merger Transactions and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person without our prior written consent and no one other than the addressees hereof is entitled to rely on this opinion nor are the addressees of this opinion entitled to rely upon it for any other purpose. This opinion is given to you as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                     Very truly yours,

                                     ZEVNIK HORTON GUIBORD & MCGOVERN, L.L.P.


                                     By: /s/ STEVEN G. ROWLES
                                        -------------------------------------
                                        Steven G. Rowles

                                   EXHIBIT "A"

                     CERTIFICATE IN SUPPORT OF LEGAL OPINION

                    CERTIFICATE IN SUPPORT OF LEGAL OPINION

        James D. Durham and John V. Cracchiolo hereby certify as follows:

        1. We are the duly elected and acting Chairman of the Board and Chief Executive Officer, and Vice President, Secretary and Treasurer, respectively, of QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and Chairman of the Board, President and Chief Executive Officer, and Secretary and Treasurer, respectively, of InterMed Acquisition Corporation, a Delaware corporation ("Acquisition Co.") (each, a "QuadraMed Entity" and collectively, the "QuadraMed Entities"). We recognize that Zevnik Horton Guibord & McGovern, L.L.P. will rely on the statements made in this Certificate in delivering their legal opinion to InterMed Healthcare Systems Inc., a Delaware corporation ("InterMed"), pursuant to Section 10.4 of that certain Acquisition Agreement and Plan of Merger, dated effective as of December 2, 1996 by and among the QuadraMed Entities, on the one hand, and InterMed and all the stockholders of InterMed (collectively, the "Stockholders"), on the other hand, (collectively, together with all documents appended as exhibits and schedules thereto and contemplated thereby, the "Merger Agreement"), pursuant to which (i) InterMed shall be merged with and into Acquisition Co. (the "Merger") and (ii) by virtue of the Merger, the Stockholders shall be entitled to receive shares of QuadraMed Common Stock or options to purchase QuadraMed Common Stock (the "Shares") as consideration for the Merger and in exchange for cancellation of each share of issued and outstanding InterMed Common Stock and each option to purchase InterMed Common Stock held by the Stockholders as of the date hereof. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

        2. With respect to each of the QuadraMed Entities, we have provided to Zevnik Horton Guibord & McGovern, L.L.P. true, complete and correct originals, or copies of originals, of the Certificate of Incorporation and all amendments thereto, the Bylaws and all amendments thereto, the stock books, the stock records, the stock ledger and the minutes of all meetings and actions without meetings of directors, board committees and stockholders.

        3. We have provided to Zevnik Horton Guibord & McGovern, L.L.P. true, complete and correct copies of the mortgages, deeds of trust, indentures, notes, agreements, instruments, judgments and decrees which would be directly or indirectly affected by the transactions contemplated by the Merger Agreement, together with all amendments and modifications thereto.

        4. Each and every document and instrument that we have provided to Zevnik Horton Guibord & McGovern, L.L.P. is what it purports to be, all signatures on these documents and instruments are genuine and all documents and instruments submitted to Zevnik Horton Guibord & McGovern, L.L.P. as copies conformed with the originals, which facts we acknowledge that Zevnik Horton Guibord & McGovern, L.L.P. did not independently verify.

        5.      (a)     The Certificate of Incorporation of QuadraMed was filed
with the Delaware Secretary of State on May 9, 1996. The Second Amended and Restated Certificate of Incorporation of QuadraMed was filed with the Delaware Secretary of State on October 11, 1996. No other amendments to the Certificate of Incorporation of QuadraMed have been filed.

                (b) The Certificate of Incorporation of InterMed was filed with the Delaware Secretary of State on November 7, 1996. No amendments to the Certificate of Incorporation of InterMed have been filed.

        6. Each of the QuadraMed Entities are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, have corporate power and authority to execute, deliver and perform the Merger Agreement, and to consummate the transactions in accordance with the terms of the Merger Agreement, and the execution, delivery and performance of the Merger Agreement by the QuadraMed Entities have been duly and validly authorized by all requisite corporate action and the Merger Agreement has been executed and delivered by the QuadraMed Entities.

        7. Upon the filing of the Certificate of Merger with the Delaware Secretary of State, and the completion of all conditions precedent to the effectiveness of the Merger set forth in the Merger Agreement, the Merger will be duly, lawfully and validly consummated pursuant to the Merger Agreement, with the effect that the separate corporate existence of InterMed Healthcare Systems Inc. will be terminated and InterMed Acquisition Corporation will be the surviving corporation after the Merger.

        8. The authorized capital stock of QuadraMed consists of 20,000,000 shares of Common Stock, $0.01 par value, 5,697,308 shares of which are outstanding as of the date hereof, and 5,000,000 shares of Preferred Stock, $0.01 par value. The outstanding shares of capital stock of QuadraMed are duly authorized, validly issued, fully paid and non-assessable. As of the Effective Date of the Merger Agreement, and after giving effect to the sale of the Shares to the Stockholders contemplated by the Merger Agreement, the Shares will be owned by the Stockholders free and clear of all claims, liens, security interests, charges and encumbrances, assuming the Stockholders have no notice of any adverse claim.

        9. The Merger Agreement is valid and binding upon the QuadraMed Entities and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights in general. The enforceability of the obligations of the QuadraMed Entities under the Merger Agreement is, with respect to the availability of equitable remedies, also subject to the general principles of equity and the discretion of the court having jurisdiction thereof.

        10. Neither the execution nor the delivery of the Merger Agreement by the QuadraMed Entities nor the consummation of the transactions which are the subject thereof will constitute a default or an event which would with notice or lapse of time or both constitute a default or violation or breach of
(i) the Certificates of Incorporation or Bylaws, both as amended, of either of the QuadraMed Entities or (ii) to the best of our knowledge after due inquiry, of any indenture, license, lease, franchise or other instrument or any writ, judgment or decree to which the QuadraMed Entities or their properties may be bound, nor would such execution, delivery or consummation constitute, to the best of our knowledge after due inquiry, an event which would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or obligation of the QuadraMed Entities or an event that would result in the creation or imposition of any lien or encumbrance on any asset of the QuadraMed Entities.

        11. No action of or filing with any governmental or public body or authority is required to authorize or is otherwise required for the validity of execution, delivery and performance by the QuadraMed Entities of the Merger Agreement.

        12. There are no proceedings pending or planned for the dissolution or liquidation of either of the QuadraMed Entities.

        13. Neither of the QuadraMed Entities has filed any voluntary bankruptcy petition, nor has any involuntary bankruptcy petition been filed against either of the QuadraMed Entities.

        14. None of the resolutions adopted by (i) the unanimous written consent of the QuadraMed Board of Directors, dated effective as of November 20, 1996 or (ii) the unanimous written consent of the InterMed Board of Directors, dated effective as of December 2, 1996 has been amended, modified, superseded or revoked in whole or in part.

        15. All representations, warranties and covenants of the QuadraMed Entities in the Merger Agreement are true, complete and correct in every regard, without modification, clarification or supplement.

        16. We have reviewed the form of legal opinion to be delivered by Zevnik Horton Guibord & McGovern, L.L.P. pursuant to Section 10.4 of the Merger Agreement and, although we are not attorneys, neither the opinion nor any portion thereof appeared to us to be in any way false, incorrect or misleading.

        17. This Certificate may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Certificate may be executed by facsimile and Zevnik Horton Guibord & McGovern, L.L.P. may rely on such facsimile in delivering their legal opinion pursuant to Section 10.4 of the Merger Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned have executed this Certificate in Support of Legal Opinion as of December 5, 1996.

                                        QUADRAMED CORPORATION


                                        /s/ James D. Durham
                                        --------------------------------------
                                        James D. Durham, Chairman of the Board
                                        and Chief Executive Officer


                                        /s/ John V. Cracchiolo
                                        -----------------------------------
                                        John V. Cracchiolo, Vice President,
                                        Secretary and Treasurer

                                        INTERMED ACQUISITION CORPORATION

                                        /s/ James D. Durham
                                        ---------------------------------------
                                        James D. Durham, Chairman of the Board,
                                        President and Chief Executive Officer

                                        /s/ John V. Cracchiolo
                                        -----------------------------------
                                        John V. Cracchiolo,
                                        Secretary and Treasurer


          [SIGNATURE PAGE TO CERTIFICATE IN SUPPORT OF LEGAL OPINION]

                                   EXHIBIT "B"

                          CERTIFICATES OF GOOD STANDING

                               STATE OF DELAWARE
                                                                        PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "QUADRAMED CORPORATION" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-THIRD DAY OF DECEMBER, A.D. 1996.

        AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "QUADRAMED CORPORATION" WAS INCORPORATED ON THE NINTH DAY OF MAY, A.D. 1996.

        AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.



                              [SEAL]         /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE

2622142   8300                              AUTHENTICATION:           8256399

960380203                                             DATE:           12-23-96

                               STATE OF DELAWARE
                                                                         PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "INTERMED ACQUISITION CORPORATION" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-THIRD DAY OF DECEMBER, A.D. 1996.

        AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "INTERMED ACQUISITION CORPORATION" WAS INCORPORATED ON THE SEVENTH DAY OF NOVEMBER, A.D. 1996.

        AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.


                                            /s/  Edward J. Freel
                             [SEAL]         -----------------------------------
                                            Edward J. Freel, Secretary of State

2681666  8300                                          AUTHENTICATION:  8256408

960380207                                                       DATE:  12-23-96

                                   EXHIBIT "D"

                              EMPLOYMENT AGREEMENT




                               SEE EXHIBIT 10.32

                                   EXHIBIT "E"

                 NON-COMPETITION AND NON-INTERFERENCE AGREEMENT

                 NON-COMPETITION AND NON-INTERFERENCE AGREEMENT

         This Non-Competition and Non-Interference Agreement (the "Agreement") is entered into as of December 5, 1996 by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), InterMed Acquisition Corporation, a Delaware corporation ("Acquisition Co."), and R. Kirby Godsey, Emily P. Myers, Kevin H. Arner, Dan Byrne and G. LaMar Horton (each, a "Stockholder" and collectively, the "Stockholders").

         WHEREAS, pursuant to that certain Acquisition Agreement and Plan of Merger by and among QuadraMed and Acquisition Co., on the one hand, and InterMed Healthcare Systems Inc., a Delaware corporation (the "Company"), and the stockholders of the Company, on the other hand, dated as of December 2, 1996 (the "Merger Agreement"), (i) the Company shall be merged with and into Acquisition Co. (the "Merger") and (ii) by virtue of the Merger, the Stockholders, who are certain of the stockholders of the Company, shall be entitled to receive shares of QuadraMed's Common Stock and/or options to purchase shares of QuadraMed's Common Stock as consideration for the Merger and in exchange for cancellation of each share of issued and outstanding Common Stock of the Company and each option to purchase Common Stock of the Company held by the Stockholders as of the date hereof.

         WHEREAS, the Company has heretofore engaged in the healthcare electronic data interchange business and related software operations.

         WHEREAS, QuadraMed and Acquisition Co. desire to assure themselves that the Stockholders will not compete with QuadraMed and Acquisition Co. for a period of five (5) years from the closing of the Merger in a business which is the same as, substantially similar to or in competition with QuadraMed's and Acquisition Co.'s healthcare electronic data interchange business and related software operations in all of the states and territories of the United States.

         WHEREAS, this Agreement is a material inducement to QuadraMed and Acquisition Co. to enter into the Merger Agreement, and each of the Stockholders is agreeable to entering into this Agreement with QuadraMed and Acquisition Co. on the terms herein set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

         1. Subject to the terms and conditions hereof, each Stockholder covenants and agrees that, for the period commencing on the Effective Date of the Merger Agreement and ending on the fifth (5th) anniversary of said Effective Date (the "Restricted Period"), the Stockholders shall not, either directly or indirectly, through an affiliated or controlled entity or person, on their own behalf or as a partner, consultant, proprietor, principal, agent, stockholder, creditor, security holder, trustee or otherwise (except by ownership of five percent (5%) or less of the outstanding stock of any publicly held corporation) or in any other capacity, own, manage, operate, finance, control, invest, participate or engage in, lend their name to, lend credit to, render services or advice to, or devote any material endeavor or effort to, an entity engaged in a business which is the same as, substantially similar to or in competition with QuadraMed's and Acquisition Co.'s healthcare electronic data interchange business and related software operations (the "Restricted Business") in all of the states and territories of the United States (the "Restricted Territory").

         2. Each Stockholder acknowledges that he or she has knowledge of information of substantial value regarding the Restricted Business, which is not generally known and which gives QuadraMed and Acquisition Co. an advantage over competitors who do not know it, including, without limitation, computer programs, names and expertise of employees and consultants, know-how, trade secrets, formulae, processes, ideas, inventions and other sales, business, financial, customer and product developments, plans, lists, forecasts, strategies and information of the Company, QuadraMed and Acquisition Co. (the "Confidential Information"). The term "Confidential Information" shall not include information which is (i) generally or readily obtainable by the public or the trade, (ii) publicly known or becomes known, through no fault or activity of the Stockholders, (iii) independently developed by any Stockholder without use, directly or indirectly, of the Confidential Information or (iv) required to be disclosed by any Stockholder or any relative or affiliate thereof pursuant to deposition, interrogatory, request for documents, order, subpoena, civil investigative demand or similar legal compulsion; provided, however, that prompt written notice of such requirement shall be provided to QuadraMed and/or Acquisition Co. so that they may seek a protective order or other appropriate remedy and/or may waive compliance with this Section 2; and provided, further, that if such protective order or other remedy is not obtained, and whether or not such waiver is given, only such portion of the Confidential Information which the person subject to such legal compulsion is advised in writing by its counsel is legally required to be disclosed shall be disclosed and reasonable effort shall be made to obtain assurances that confidential treatment will be accorded such Confidential Information. Each Stockholder hereby expressly acknowledges and agrees that the Confidential Information constitutes confidential and valuable trade secret business information of QuadraMed and Acquisition Co. Each Stockholder agrees, at all times during the Restricted Period, to regard and preserve as confidential such Confidential Information, and, subject to the provisions hereof, to refrain from publishing or disclosing any part of it or from using, copying or duplicating it in any way or by any means or for any purposes other than those expressly set forth in the Merger Agreement. Subject to the provisions hereof, each Stockholder further agrees, at all times during the Restricted Period, that such Confidential Information will not be disclosed by any Stockholder to any person or entity without the prior written consent of QuadraMed and/or Acquisition Co., which may be withheld in their sole discretion. Each Stockholder acknowledges that the disclosure or use or any Confidential Information in violation of this Agreement could gravely affect the effective and successful conduct of the Restricted Business of QuadraMed and Acquisition Co. and the value of the goodwill of the Company acquired pursuant to the Merger Agreement, and that breach of the terms of this
Section 2 is a material breach of the terms of this Agreement.

         3. During the Restricted Period, no Stockholder shall, whether for their own account or for the account of any other individual, partnership, firm, corporation or other business organization, divert or attempt to divert, directly or indirectly, or otherwise interfere in a material fashion with any orders for the products or services of the Restricted Business, or any customers or contractors of the Restricted Business or induce or attempt to induce, directly or indirectly, any person to terminate his or her employment or other business association with the Restricted Business.

         4. Each Stockholder and their respective officers, directors, employees, representatives and affiliates shall refrain from making disparaging or derogatory comments or references regarding the business, practices, competence and/or services of the Restricted Business.

         5. The covenants contained herein shall be construed as if each covenant is divided into separate and distinct covenants in respect of the Restricted Business, each capacity in which each Stockholder is prohibited from competing and each part of the Restricted Territory in which QuadraMed and Acquisition Co. are carrying on the Restricted Business. Each such covenant shall constitute separate and several covenants distinct from all other such covenants.

         6. Each of the parties hereto recognizes that the territorial restrictions contained in this Agreement are properly required for the adequate protection of the Restricted Business and that in the event any covenant or other provision contained herein shall be deemed to be illegal, unenforceable or unreasonable by a court or other tribunal of competent jurisdiction with respect to any part of the Restricted Territory, such covenant or provision shall not be affected with respect to any other part of the Restricted Territory, and each of the parties hereto agrees and submits to the reduction of said territorial restriction to such an area as said court shall deem reasonable.

         7. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental and required for the protection of the Restricted Business, (ii) such covenants relate to matters which are of a special, unique and extraordinary character that gives each of such covenants a special, unique and extraordinary value and (iii) a breach of any of such covenants or any other provision of this Agreement will result in irreparable harm and damage to the Restricted Business which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity (including, without limitation, money damages from the Stockholders), QuadraMed and/or Acquisition Co. shall be entitled to seek the remedy of a temporary restraining order, preliminary injunction or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

         8. All defined terms utilized in this Agreement shall have the meanings ascribed to them in the Merger Agreement unless otherwise indicated.

         9. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in the fashion and at the addresses as specified in Section 13.3 of the Merger Agreement or to such other addresses as any party hereto may specify by notice in writing to the other.

         10. This Agreement and any dispute arising under or related to this Agreement or the transactions contemplated herein shall be governed by and construed in accordance with Sections 13.7 and 13.8 of the Merger Agreement.

         11. This Agreement is the valid and legally binding obligation of the parties hereto, enforceable against each party in accordance with its terms, and shall inure to the benefit of such parties and their respective successors and assigns.

         12. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties by facsimile transmission or otherwise.

         13. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between QuadraMed and Acquisition Co., on the one hand, and the Company and the Stockholders, on the other hand, with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         14. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against and the Stockholders.

                  15. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party,
(ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         16. Each party hereto acknowledges that it has been represented by independent legal counsel.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Non-Competition and Non-Interference Agreement as of the date first written above.

QUADRAMED                               QUADRAMED CORPORATION


                                        By: /s/ JAMES D. DURHAM
                                           -------------------------------------
                                        Name: James D. Durham
                                              ----------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------

ACQUISITION CO.                         INTERMED ACQUISITION CORPORATION


                                        By: /s/ JAMES D. DURHAM
                                           -------------------------------------
                                        Name: James D. Durham
                                              ----------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------

    [SIGNATURE PAGE NO. 1 TO NON-COMPETITION AND NON-INTERFERENCE AGREEMENT]

STOCKHOLDERS

                                                  /s/ R. KIRBY GODSEY
                                                  ------------------------------
                                                  R. Kirby Godsey

                                                  /s/ EMILY P. MYERS
                                                  ------------------------------
                                                  Emily P. Myers

                                                  /s/ KEVIN H. ARNER
                                                  ------------------------------
                                                  Kevin H. Arner

                                                  /s/ DAN BYRNE
                                                  ------------------------------
                                                  Dan Byrne

                                                  /s/ G. LAMAR HORTON
                                                  ------------------------------
                                                  G. LaMar Horton

    [SIGNATURE PAGE NO. 2 TO NON-COMPETITION AND NON-INTERFERENCE AGREEMENT]

                                   EXHIBIT "F"

                               OPINION OF COUNSEL

                         [KILPATRICK & CODY LETTERHEAD]




                                December 5, 1996



QuadraMed Corporation
InterMed Acquisition Corporation
80 E. Sir Francis Drake Blvd., Suite 2A
Larkspur, California 94939

        Re: Acquisition Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), InterMed Acquisition Corporation, a Delaware corporation ("Acquisition Co."), and InterMed Healthcare System, Inc., a Delaware corporation ("InterMed") and R. Kirby Godsey, Emily P. Myers, Kevin H. Arner, Obi Okehi, Clinton N. Parker, Michael A. Mills and Watson
                E. Mills, as joint tenants with rights of survivorship, Michael
                A. Mills and Joyce H. Mills, as joint tenants with rights of survivorship, Bobby Pope, Donald Midkiff, Danny G. Byrne, G. LaMar Horton and Sirrom Investments, Inc., who are all stockholders of InterMed (each a "Stockholder" and collectively, the "Stockholders").


Gentlemen:

        We have acted as counsel to InterMed and the Stockholders in connection with the Merger Agreement and the consummation of the transactions contemplated therein. This opinion is rendered pursuant to Section 9.5 of the Merger Agreement. In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of InterMed, certificates of officers and representatives of InterMed, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions and confirmations hereinafter set forth.

        This opinion letter is limited by and is in accordance with the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in

                     [KILPATRICK & CODY, L.L.P. LETTERHEAD]


QuadraMed Corporation
December 5, 1996
Page 2


Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated into this opinion letter by this reference. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement and the Interpretive Standards. (The Merger Agreement and all agreements attached as Exhibits thereto, including any such exhibit as executed and delivered as a definite agreement in connection with the Merger Transactions, are referred to herein collectively as the "Transaction Documents").

        The opinions set forth herein are limited to the laws of the State of Georgia, the Delaware General Corporation Law and applicable federal laws.

        Based upon the foregoing, it is our opinion that:

        1. InterMed was duly organized as a corporation and is existing and in good standing under the laws of the State of Delaware. InterMed has the corporate power to own its assets and to conduct its business.

        2. The authorized capital stock of InterMed consists of 1,000,000 shares of common stock $.001 par value, of which 115,312 shares are issued and outstanding. All of such issued and outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

        3. InterMed has the corporate power to execute and deliver the Transaction Documents, and to perform its obligations thereunder.

        4. InterMed has duly authorized the execution and delivery of the Transaction Documents, and all performance thereunder, and InterMed and each of the Stockholders has duly executed and delivered the Transaction Documents.

        5. The Merger Agreement is enforceable against InterMed and each of the Stockholders.

        6. The execution and delivery by InterMed of the Merger Agreement, and performance thereunder, would not result in any:

                (i) violation of InterMed's Certificate of Incorporation or Bylaws;

                     [KILPATRICK & CODY, L.L.P. LETTERHEAD]


QuadraMed Corporation
December 5, 1996
Page 3


                (ii) violation of any existing federal or state constitution, statute, regulation, rule, order or law to which, to our knowledge, InterMed is subject;

                (iii) breach of or default under any material written agreements to which, to our knowledge, InterMed is a party or by which, to our knowledge, InterMed is bound;

                (iv) creation or imposition of a contractual lien or security interest in, on or against the assets of InterMed under any material written agreements to which, to our knowledge, InterMed is a party or by which, to our knowledge, InterMed is bound; or

                (v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, InterMed is subject.

                With your permission we have assumed that the term "material written agreements" used in clauses (iii) and (iv) above includes only agreements listed on EXHIBIT A hereto. We point out to you, however, that the agreement numbered 17 on Exhibit A between Company and NEC Technologies, Inc. will require that notice of the consummation of the Merger be furnished to NEC Technologies, Inc.

        6. Except for the filing of a Certificate of Merger with the State of Delaware, no consent, approval, authorization or other action by, or filing with, any governmental authority of the United States, the State of Delaware, or the State of Georgia is required for InterMed's execution and delivery of the Merger Agreement and the consummation of the transactions contemplated therein.

        Based upon the limitations and qualifications set forth above, we confirm to you that:

        1. To our knowledge, except as set forth in the Merger Agreement, no litigation or other proceeding against InterMed or any of its properties is pending or overtly threatened by a written communication to InterMed.

        2. Company is qualified to transact business as a foreign corporation in the State of Georgia. The foregoing statement is based solely upon certificates provided by the Georgia Secretary of State, a copy of which InterMed has delivered to you at the closing of the Merger, and is limited to the meaning ascribed to such certificates by each applicable state agency.

                     [KILPATRICK & CODY, L.L.P. LETTERHEAD]


QuadraMed Corporation
December 5, 1996
Page 4


        The opinion letter is provided to you for your exclusive use solely in connection with the execution and delivery of the Merger Agreement, and the transactions contemplated therein, and may not be relied upon by any other person or for any other purpose without our prior written consent.



                                        Very truly yours,


                                        Kilpatrick & Cody, L.L.P.




                                        By:  /s/ W. RANDY EADDY
                                           ---------------------------
                                           W. Randy Eaddy, a Partner

                     [KILPATRICK & CODY, L.L.P. LETTERHEAD]


                                   EXHIBIT A

                             LIST OF AGREEMENTS OF
                        INTERMED HEALTHCARE SYSTEMS INC.
                    DEEMED TO BE MATERIAL WRITTEN AGREEMENTS


1. Peachtree Center Office Lease Agreement with P.C. Towers, L.P. dated April 3, 1993.

2. Loan Agreement with Sirrom Capital, L.P. dated June 29, 1994, and related Security Agreement, Secured Promissory Note, and Stock Purchase Warrant of the same date.

3. First Amendment to Loan Agreement with Sirrom Capital, L.P. dated February 10, 1995, and related Secured Promissory Note and Stock Purchase Warrant of the same date.

4. Letter Agreements amending the Loan Agreement with Sirrom Capital, L.P. dated June 21, 1995, April 1, 1996, and June 24, 1996.

5.      Stock Purchase Warrant with Sirrom Capital, L.P. dated August 1, 1996.

6. Master Agreement with ABACUS Financial Management Services, Ltd. dated November 15, 1993, and related Task Orders dated November 15, 1993 and November 30, 1993. (By its terms, the Master Agreement and related Task Orders expired on November 15, 1995; the parties have continued to conduct business with each other pursuant to a course of dealings that reflects the expired agreement.)

7. System Purchase and License Agreement with Actamed Corporation dated March 31, 1993, and Amendments thereto dated February 1, 1994, May 12, 1994, and December 31, 1995.

8. Master Agreement with CSA Provider Services dated October 29, 1993, and related Task Orders dated October 29, 1993, and December 30, 1993.


9. Master Agreement with Integrated Systems Solutions Corp. dated June 22, 1994, and related Task Orders dated June 22, 1994.

10. License Agreement with Integrated Systems Solutions Corp. dated March 22, 1995.

11.     Master Agreement with Washington Dental Service dated December 21,
        1993.

12. System Purchase and License Agreement with Washington Dental Service dated December 21, 1993.

13.     Master Source Code Escrow Agreement dated January 20, 1994.

14. Master Agreement with Core Management Resources dated October 11, 1995, and related Task Orders dated January 16, 1996, and April 17, 1996.

15. Master Agreement with EDIUSA dated October 23 1996, and related Task Order dated October 23, 1996.

16.     First Amendment to Stock Purchase Warrant dated December 29, 1995.

17.     Site Agreement with NEC Technologies, Inc. dated September 14, 1993.

18.     Lease Agreement with Alco Capital Resource, Inc. dated May 24, 1995.

19.     Lease Agreement with P.C. Towers, L.P., dated April 3, 1993.

20. License Agreement with Equifax Healthcare EDI Services, Inc. dated August 15, 1996

21. Master Lease Agreement with Integrated Network Services, Inc. dated November 7, 1996. (unexecuted).

22. Master Software License and Services Agreement with Software Technologies Corporation dated October 16, 1996.

                                   EXHIBIT "G"

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement"), is dated as of December 5, 1996 by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and InterMed Acquisition Corporation, a Delaware corporation ("Acquisition Co."), (QuadraMed and Acquisition Co. are collectively referred to herein as the "Buyers"), R. Kirby Godsey, Emily P. Myers, Kevin H. Arner, Obi Okehi, Clinton
N. Parker, Michael A. Mills and Watson E. Mills, as joint tenants with rights of survivorship, Michael A. Mills and Joyce H. Mills, as joint tenants with rights of survivorship, Bobby Pope, Donald Midkiff, Dan Byrne, G. LaMar Horton and Sirrom Investments, Inc., a Tennessee corporation, who are all of the stockholders of the Company (each, a "Seller" and collectively, the "Sellers") and State Street Bank & Trust Company (the "Escrow Agent").

         WHEREAS, this Agreement is being entered into by the parties pursuant to Section 11.2(c) of that certain Acquisition Agreement and Plan of Merger dated as of December 2, 1996 (the "Merger Agreement") by and among the Buyers, InterMed Healthcare Systems Inc., a Delaware corporation (the "Company"), and the Sellers. Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Merger Agreement.

         The parties, intending to be legally bound, hereby agree as follows:

         1.       Establishment of Escrow.

                  (a) The Buyers are depositing with the Escrow Agent an amount of shares of QuadraMed Common Stock, duly endorsed in blank or with appropriate executed stock powers, with an aggregate Fair Market Value (as defined in the Merger Agreement) of Four Hundred Fifteen Thousand Dollars ($415,000) (as increased or decreased by fluctuations in the value of such shares, the "Escrow Fund"), and the Escrow Agent acknowledges receipt thereof.

                  (b) The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

         2.       Claims.

                  (a) From time to time on or before the expiration of the Survival Period (as defined in the Merger Agreement), the Buyers may give written notice (a "Notice") to the Sellers and the Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") they may have under Article XI of the Merger Agreement. The Buyers may make more than one claim with respect to any underlying state of facts. If the Sellers give notice to the Buyers and the Escrow Agent disputing any Claim (a "Counter Notice") within fifteen (15) days following receipt by the Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 2(b). If no Counter Notice is received by the Escrow Agent within such fifteen (15) day period, then the dollar amount of

Damages claimed by the Buyers as set forth in their Notice shall be deemed established for purposes of this Agreement and the Merger Agreement and, at the end of such fifteen (15) day period, the Escrow Agent shall assign, transfer and convey to the Buyers an amount of shares from the Escrow Fund with an aggregate Fair Market Value as of the date of such Claim (as defined in the Merger Agreement) equal to each such Claim. The Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Merger Agreement.

                  (b) If a Counter Notice is given with respect to a Claim, the Escrow Agent shall make payment with respect thereto only (i) to the extent a Claim is not disputed by a Counter Notice, (ii) in accordance with joint written instructions of the Buyers and the Sellers or (iii) in accordance with a final non-appealable order of an arbitration panel as described in Section 13.8 of the Merger Agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

         3. Termination of Escrow. On the fifth (5th) business day following the expiration of the Survival Period, the Escrow Agent shall pay and distribute the then amount of the Escrow Fund to the Sellers in proportion to their relative stockholdings in the Company unless any Claims are then pending, in which case an amount of shares with an aggregate Fair Market Value as of such date equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by the Escrow Agent in the Escrow Fund (and the balance paid to the Sellers in such proportions) until it receives joint written instructions of the Buyers and the Sellers or a final non-appealable order of an arbitration panel as contemplated by Section 2(b).

         4.       Duties of Escrow Agent.

                  (a) The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

                  (b) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor the Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys fees and disbursements, arising out of and in connection with this Agreement.

                  (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

                  (d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

                  (e) The Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 4(e) and Section 4(b) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                  (f) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                  (g) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (h) The Escrow Agent (and any successor the Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor the Escrow Agent jointly designated by the other parties hereto in writing, or to the arbitration panel described in Section 13.8 of the Merger Agreement, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor the Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of a successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

                  (i) In the event of any disagreement between the other parties hereto resulting in adverse Claims or demands being made in connection with the Escrow Fund, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Fund until the Escrow Agent shall have received (i) a final non-appealable order of the arbitration panel described in Section 13.8 of the Merger Agreement directing delivery of the Escrow Fund or (ii) a written agreement executed by the Buyers and the Sellers directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

                  (j) The Buyers shall pay the Escrow Agent compensation (as payment in full) for the services to be rendered by the Escrow Agent hereunder in the amount of Two Thousand Five Hundred Dollars ($2,500) at the time of execution of this Agreement and agree to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which the Escrow Agent is entitled shall be borne by the Buyers.

                  (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mention the Escrow Agent's name or the rights, powers or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

         5. Limited Responsibility. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

         6. Ownership. The Buyers acknowledge and agree that the Sellers shall be treated as owners and retain all rights of ownership of any and all portion of the Escrow Fund not distributed to the Buyers hereunder, and, accordingly, the Sellers shall retain all voting rights and rights to dividends with respect to such shares. The Sellers agree that, for purposes of federal and other taxes based on income, the Sellers will be treated as the owners of the Escrow Fund, and that the Sellers will report all income, if any, that is earned on, or derived from, the Escrow Fund as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

         7. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered


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
by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

To the Buyers:                QuadraMed Corporation
                              Attention: James D. Durham
                              80 East Sir Francis Drake Boulevard, Suite 2A
                              Larkspur, California 94939
                              Facsimile: (415) 464-3953

With a copy to:               Steven G. Rowles, Esq.
                              Zevnik Horton Guibord & McGovern, L.L.P.
                              101 West Broadway Street, Suite 1750
                              San Diego, California 92101
                              Facsimile: (619) 515-9629

To the Sellers:               InterMed Healthcare Systems Inc.
                              Attention: Kevin H. Arner
                              245 Peachtree Center Avenue, N.E.
                              Marquis One Tower, Suite 350
                              Atlanta, Georgia 30303
                              Facsimile: (404) 818-0044

With a copy to:               Reinaldo Pascual, Esq.
                              Kilpatrick & Cody, L.L.P.
                              1100 Peachtree Street, Suite 2800
                              Atlanta, Georgia 30309-4530
                              Facsimile: (404) 815-6555

To the Escrow Agent:          State Street Bank & Trust Company
                              Attention: Patricia L. Foster
                              225 Franklin Street
                              Boston, Massachusetts 02109

         8. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same. This Agreement may be executed by facsimile, with such facsimile copy to serve as conclusive evidence of the consent and ratification of the matters contained herein by the parties hereto.


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         9. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

         10. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11. Exclusive Agreement; Modification. This Agreement and the Merger Agreement supersede all prior agreements among the parties with respect to its subject matter and constitute (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyers, the Sellers and the Escrow Agent.

         12. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first written above.

QUADRAMED                                    QUADRAMED CORPORATION


                                             By: /s/ JAMES D. DURHAM
                                                 -------------------------------
                                                     James D. Durham
                                                     Chief Executive Officer

ACQUISITION CO.                              INTERMED ACQUISITION CORPORATION


                                             By:  /s/ JAMES D. DURHAM
                                                  ------------------------------
                                                      James D. Durham
                                                      Chief Executive Officer

ESCROW AGENT                                 STATE STREET BANK & TRUST COMPANY


                                             By: /s/ MARGARET PRENTICE
                                                 -------------------------------
                                             Name: Margaret Prentice
                                                   -----------------------------
                                             Title: Administration Manager
                                                    ----------------------------

                   [SIGNATURE PAGE NO. 1 TO ESCROW AGREEMENT]

SELLERS

/s/ R. KIRBY GODSEY                               /s/ DAN BYRNE
------------------------------                    ------------------------------
R. Kirby Godsey                                   Dan Byrne

/s/ EMILY P. MYERS                                /s/ G. LAMAR HORTON
------------------------------                    ------------------------------
Emily P. Myers                                    G. LaMar Horton

/s/ KEVIN H. ARNER
------------------------------                    SIRROM INVESTMENTS, INC.
Kevin H. Arner

                                                  BY: /s/ CARL W. STRATH
/s/ OBI OKEHI                                         --------------------------
------------------------------                    Name: Carl W. Strath
Obi Okehi                                               ------------------------
                                                  Title: Chief Financial Officer
                                                         -----------------------
/s/ CLINTON N. PARKER
------------------------------
Clinton N. Parker

/s/ MICHAEL A. MILLS and WATSON E. MILLS
------------------------------
Michael A. Mills and Watson E. Mills,
as joint tenants with rights of survivorship

/s/ MICHAEL A. MILLS and WATSON E. MILLS
------------------------------
Michael A. Mills and Joyce H. Mills,
as joint tenants with rights of survivorship

/s/ BOBBY POPE
------------------------------
Bobby Pope

/s/ DONALD MIDKIFF
------------------------------
Donald Midkiff

                   [SIGNATURE PAGE NO. 2 TO ESCROW AGREEMENT]